                                 EXHIBIT 10.99

                  DESIGN AND BUILD CONSTRUCTION AGREEMENT FOR

                              THE NISSAN PROPERTY

                    DESIGN AND BUILD CONSTRUCTION AGREEMENT
                    (Cost Plus Fee Guaranteed Maximum Cost)



                                By and Between

                       WELLS OPERATING PARTNERSHIP, L.P.
                                      and
                             THOS. S. BYRNE, INC.

                               TABLE OF CONTENTS
                               -----------------

SECTION                TITLE                                                                                      Page
-------                -----                                                                                      ----
Section I.             Design and Construction Obligation....................................................        2

Section II.            Pre-Construction Services.............................................................        2

Section III.           Design Services.......................................................................        3

Section IV.            Termination Prior to Construction.....................................................        6

Section V.             Construction of the Project...........................................................        7

Section VI.            Time for Performance..................................................................        8

Section VII.           Permits and Licenses..................................................................       12

Section VIII.          Changes...............................................................................       12

Section IX.            Payments..............................................................................       13

Section X.             Discounts Rebates and Refunds.........................................................       23

Section XI.            Compensation Retained by Owner........................................................       23

Section XII.           Subcontracts and Purchase Orders......................................................       24

Section XIII.          Insurance and Indemnification.........................................................       24

Section XIV.           Liens.................................................................................       26

Section XV.            Bonds.................................................................................       27

Section XVI.           Independent Contractor................................................................       27

Section XVII.          Inspection and Audit..................................................................       27

Section XVIII.         Survey; Record Drawings...............................................................       28

Section IX.            Termination...........................................................................       29

Section XX.            Notices...............................................................................       31

Section XXI.           Title of Work.........................................................................       32

Section XXII.          Waiver................................................................................       32

Section XXIII.         Conflicts.............................................................................       32

Section XXIV.          Work in Progress......................................................................       32

Section XXV.           Compliance with Laws..................................................................       33

Section XXVI.          Personnel.............................................................................       33

Section XXVII.         Design/Builder's Warranties...........................................................       33

Section XXVIII.        Defects...............................................................................       34

Section XXIX.          Confidentiality and Media Communications..............................................       34

Section XXX.           Representatives.......................................................................       35

Section XXXI.          Assignment............................................................................       36

Section XXXII.         Lenders' Right to Complete............................................................       36

Section XXXIII.        Limitation of Liability...............................................................       36

Section XXXIV.         Nondiscrimination.....................................................................       37

Section XXXV.          Construction of Terms.................................................................       37

Section XXXVI.         Captions..............................................................................       37

Section XXXVII.        Governing Law.........................................................................       38

Section XXXVIII.       Entire Agreement......................................................................       38

                                   EXHIBITS
                                   --------


EXHIBIT A           Property Description

EXHIBIT B           Contract Documents

EXHIBIT C           Insurance

EXHIBIT D           Allowances

EXHIBIT E           Outline Schedule and Milestone Completion Dates

EXHIBIT F           Design Contract

EXHIBIT G           Subordination Agreement

EXHIBIT H           Schedule of Values & Clarifications

EXHIBIT I           General Conditions of the Contract

                    DESIGN AND BUILD CONSTRUCTION AGREEMENT
                    ---------------------------------------


          THIS DESIGN AND BUILD CONSTRUCTION AGREEMENT (the "Agreement") is made and entered into as of the 19/th/ day of September, 2001, by and between WELLS OPERATING PARTNERSHIP, L.P. ("Owner"), and THOS. S. BYRNE, INC.
("Design/Builder"), upon the terms and conditions set forth herein.

                                   RECITALS:

          WHEREAS, Owner requires the design and construction of a new three (3) story office building consisting of not less than 268,290 square feet of gross building area, together with adjoining parking areas containing no fewer than 1,056 parking spaces, driveways, landscaping and all supporting improvements, facilities and equipment and related site work, and including interior tenant finish as well as building shell, in accordance with the Preliminary Building Plans identified in Exhibit B hereto and the Drawings and Specifications
                    ---------
approved by Owner, on a site located at 8900 Freeport Parkway in the City of Irving, 75063 Dallas County, Texas, and as more particularly described in Exhibit A hereto (the "Project"); and
---------

          WHEREAS, Owner desires the service of a design-build general contractor to not only construct but to also design, organize, coordinate, and direct the complete construction of the Project as a design-build construction manager/general contractor, and to assume all risks and responsibilities of producing the Project within the Contract Sum and in accordance with the Scheduled Completion Date and Progress Schedule, as hereinafter defined; and

          WHEREAS, Design/Builder represents that it has the skill, experience, expertise and resources necessary to both design and construct the Project and to provide the foregoing services; and

          WHEREAS, Design/Builder has agreed to provide architectural, engineering, construction management, general contracting and other services required to design and construct the Project for Owner pursuant to the terms and conditions set forth herein and in accordance with the plans and specifications identified in Exhibit B attached hereto; and
              ---------

          WHEREAS, Owner, without assuming, limiting or altering any of Design/Builder's duties, obligations or responsibilities, has engaged Champion Partners, Ltd. to act as developer ("Developer") on behalf of Owner in connection with the Project; and

          WHEREAS, Design/Builder acknowledges the role of Developer as set forth herein and agrees that Design/Builder can and will perform in the manner contemplated by this Agreement;

          NOW THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, Owner and Design/Builder agree as follows:

          Section I.    Design and Construction Obligation
                        ----------------------------------


          A. Design/Builder hereby undertakes and assumes exclusive responsibility for the design and construction of the Project as more particularly described in the design development plans and specifications and preliminary building plans identified in Exhibit B hereto (the "Preliminary
                                         ---------
Building Plans") in accordance with the said Preliminary Building Plans and the Drawings and Specifications (as hereinafter defined) and to accomplish the same on or before the Milestone Completion Dates and Scheduled Completion Date (as hereinafter defined). All costs, expenses and expenditures in connection with the design and construction of the Project, including without limitation amounts owing to HKS, Inc., site architect and/or other architectural, engineering or other design consultants or firms and to contractors, subcontractors, suppliers or otherwise for supervision, transportation, labor, materials, permits, insurance, bonds or other matters in connection with the design and/or construction of the Project shall be the sole responsibility of and paid by Design/Builder.

          B. Design/Builder understands and agrees that Owner is leasing the Project to and has certain duties and obligations to Nissan Motor Acceptance Corporation, the intended tenant and occupant of the Project. Design/Builder shall assist and cooperate with Owner in satisfying the requirements of the tenant and shall make such presentations, attend such meetings and incorporate such modifications to the design and changes in the Work as may be required to allow Owner to meet its obligations and to satisfy the requirements of Owner's tenant in accordance with Exhibit B hereto. Design/Builder shall not, however,
                          ---------
take instruction or direction from or perform any design services, construction activity or changes in the Work based on request from any person other than Owner or its Developer. Nor shall Design/Builder be entitled to any additional cost or extension of schedule in the event thereof.

          Section II.   Pre-Construction Services
                        -------------------------

          Design/Builder shall perform the following services, all or part of which may continue after commencement of physical construction. The cost of such services shall be reimbursable pursuant to Section IX(B) hereof to the extent such costs are included within "Design/Builder's Costs" thereunder; to the extent not within the scope of "Design/Builder's Costs," such shall be paid from Design/Builder's Fee.

          A.  Consultation During Project Development:  Prepare and review
              ---------------------------------------
conceptual designs; advise on site use and improvements, selection of materials, building systems and equipment; provide recommendations on relative construction feasibility, availability of materials and labor, time requirements, and factors related to cost including alternative designs, materials and value engineering. Project design shall be consistent with Owner's requirements identified in Exhibit B as well as federal, state or local regulations, including but not
---------
limited to the Americans with Disabilities Act, the Texas Accessibility Standards and environmental laws including the requirements of the DFW Freeport Business Park, its Architectural Control Committee. The Project as designed must meet all applicable laws, ordinances and codes, the structure and foundation must be adequate to meet the established floor loads, soil conditions and the usual design wind loads, roof loads and other criteria utilized in the locale of the Project, and the electrical, mechanical and other systems must be adequate to meet all Preliminary Building Plans. The design, including without limitation design aesthetics, floor plans and sizing, and placement of any applicable manufacturing, packaging and storage equipment, facilities and assemblies, and utilities related thereto, shall be in accordance with the Preliminary Building Plans and submitted to Owner for its prior approval.

          B.  Scheduling:  Provide and periodically update a Project schedule
              ----------
consistent with the requirements of and including the Milestone and Scheduled Completion Dates set forth in Exhibit E hereto, including activity sequences and
                              ---------
durations, allocation of labor and materials, processing of shop drawings and samples, delivery of products requiring long lead time procurements and lease and occupancy requirements showing portions of the Project having occupancy priority.

          C.  Coordination of Contract Documents: Prepare alternative design and
              ----------------------------------
design documents whenever design details affect construction costs, feasibility or schedules. Verify requirements and assignment of responsibilities for safety precautions and programs, temporary Project facilities and equipment, materials and services for common use of contractors in the proposed Contract Documents.

          D.  Labor:  Provide an analysis of the labor required for the Project
              -----
and review the availability of such labor. Determine applicable requirements for equal employment opportunity programs for inclusion in the proposed Contract Documents.

          E.  Bidding:  Prepare pre-qualification criteria for bidders and
              -------
develop subcontractor and supplier interest in the Project. Establish bidding schedules and conduct pre-bid conferences to familiarize bidders with the bidding documents and management techniques and with any special systems, materials or methods.

          F.  Contract Awards: Conduct pre-award conferences with successful
              ---------------
bidders. Advise Owner on the acceptability of proposed subcontractors and material suppliers.

          G.  Hearings: Prepare for and testify at any hearings with respect to
              --------
zoning, applications for building permits, and other Project related matters to the extent requested by Owner.

          H.  Site Conditions: By executing this Agreement, Design/Builder
              ---------------
represents that it has visited the Project site, thoroughly familiarized itself with the local conditions under which Work is to be performed and correlated its observations with the requirements of the Preliminary Building Plans and other Contract Documents.

          Section III.  Design Services
                        ---------------

          A. In addition to and not in limitation of any other description of Design/Builder's obligations, Design/Builder shall provide architectural, mechanical, electrical, plumbing, civil and structural engineering and any other services included in this Agreement or the other Contract Documents or required in the performance of Design/Builder's obligations hereunder.

All consultants retained by Design/Builder in connection with the design of the Project must receive the prior written approval of Owner.

     B. Design/Builder shall perform services customarily considered as part of the design development and in connection therewith Design/Builder shall review and recommend alternative approaches to design and construction. Design/Builder shall also furnish Owner with updated pricing and construction cost estimates with each design phase and document package submittal.

     C. Design/Builder shall perform services customarily considered as part of the construction documents phase and in connection therewith Design/Builder shall:

              (i) prepare construction documents consisting of drawings and specifications setting forth in detail the requirements for the construction of the Project for approval by Owner, based on the approved design development documents and any authorized adjustments;

              (ii) advise Owner of any governmental approvals or variances required for the construction of the Project, assist Owner in obtaining any variances from applicable zoning or codes required by the design and construction of the Project, and appear before governmental boards and agencies and assist in filing documents required for the approval of governmental authorities having jurisdiction over the Project to the extent requested by Owner; and

              (iii) recognize that Owner may require Design/Builder to commence construction prior to completion of the Drawings and Specifications and that Design/Builder may be required to prepare Drawings and Specifications during the construction phase, and it shall be Design/Builder's responsibility as the design-build contractor for the Project to prepare such documents in a manner that does not delay the progress of the Work.

     D. Design/Builder shall coordinate services performed by or on behalf of Design/Builder with those of any design professionals and consultants engaged by Owner in connection with the Project. In addition to Design/Builder's other obligations hereunder, Design/Builder shall provide documents for alternate bids, provide assistance during start up operations of the Project and provide redesign services where necessitated by errors, omissions, ambiguities, inconsistencies in design or by conflicts with other design documents or the Preliminary Building Plans.

     E. Design/Builder shall perform its design services as expeditiously as is consistent with professional skill and care and the orderly progress of the Work. Design/Builder's schedule for the performance of its design services (including time required for Owner's review and approval of submissions and for approvals of authorities having jurisdiction over the Project shall comply with the design schedule prepared in connection with the Design Contract and previously approved on behalf of Owner and with the Progress Schedule required by

Section V(D) hereof). The approved design schedule shall not be exceeded except for cause beyond the reasonable control of Design/Builder.

          F. Design/Builder hereby grants, conveys and agrees that ownership of the Preliminary Building Plans and the Drawings and Specifications, and copies thereof, shall rest with Owner and that such shall be the property of Owner whether or not the Project is executed. Design/Builder shall be permitted to retain copies of Drawings and Specifications for information and reference. Submission or distribution to meet official regulatory requirements or for other purposes in connection with the Project shall not be construed as publication in derogation of Design/Builder's and Owner's rights. Owner may utilize such Drawings and Specifications with respect to construction, maintenance and repair of the Project, and may utilize such Drawings and Specifications with respect to another project if (a) Owner engages Design/Builder to perform architectural and engineering services with respect thereto at a fee to be negotiated, or (b) Owner engages a licensed architect with respect to said project and agrees to hold Design/Builder harmless and defend and indemnify Design/Builder from any claims arising out of such subsequent use of said Drawings and Specifications. It is specifically understood and agreed that Design/Builder shall not reissue such Drawings and Specifications on any other project. Prior to commencement of construction, Design/Builder shall provide Owner set(s) of reproducible Drawings and Specifications of the Project and shall update same throughout the course of the construction to show design changes. The Contractor recognizes and agrees that the Design Contract was entered into by and between Owner and HKS, Inc., and that under the Design Contract, HKS, Inc. granted ownership of all such documents prepared by or on behalf of it to Owner. The provisions of this
Section III(F) are independent of and in addition to the terms and provisions of the Design Contract.

          G. Owner and Design/Builder acknowledge that Owner has heretofore retained HKS, Inc. ("HKS") to provide architectural and design services in connection with development of the Project pursuant to an agreement dated September __, 2001, a copy of which is attached hereto as Exhibit F (the "Design
                                                          ---------
Contract"). The Design Contract is hereby assigned to Design/Builder, together with all rights and obligations of Owner or Developer concerning Owner or Developer thereunder. Design/Builder represents and warrants to Owner that it has examined design work produced to date, including without limitation the Preliminary Building Plans identified in Exhibit B, and is satisfied with the
                                         ---------
work product, its quantity and quality, and assumes full responsibility therefor. Design/Builder further assumes all duties of Owner and/or Developer toward HKS under the Design Contract and will hereafter fulfill all obligations of Owner and/or Developer toward HKS under the Design Contract. Design/Builder hereby agrees to indemnify, defend and hold Owner and Developer harmless from and against any claims which might hereafter be made against Owner and/or Developer by HKS or by any person or entity relating to the Design Contract or work done by HKS thereunder.

          H. Design/Builder shall be responsible for all aspects of the design of the Project and for the preparation of all Drawings, Specifications and other design documents, whether prepared by Design/Builder, design professionals in its direct employ, or by separate architects, engineers or other design professionals engaged by or on behalf of Design/Builder, including without limitation the Architect. In this regard, Design/Builder represents and warrants that it has reviewed, examined and compared the Preliminary Building Plans, Drawings, Specifications and other design documents prepared to date (at whatever stage or phase), and Design/Builder shall be responsible to Owner for all such design matters to the same extent as any other design service or function performed in connection with this Agreement.

          I. Owner and Design/Builder understand and agree that Design/Builder, through the assignment of the Design Contract pursuant to Section III(G) above, will engage HKS as Design/Builder's architect ("Architect") in connection with the performance of Design/Builder's design responsibilities under this Agreement. Owner hereby approves Design/Builder engagement of Architect; provided, however, neither such engagement nor such approval shall in any way alter, limit or relieve Design/Builder of its responsibility to Owner for the design of the Project. Owner and Design/Builder acknowledge and agree that each has approved Architect and that each has approved the Preliminary Building Plans attached hereto as Exhibit B, which includes a listing of the current design
                   ---------
documents and specifications. Design/Builder agrees to the preparation and development of the design and specification of the Project pursuant to the Design Contract, and shall perform in accordance therewith to the same extent as if the terms thereof were set forth herein at length. Design/Builder shall not utilize the services of architects, engineers or other design professionals other than HKS, Inc. in connection without the prior written approval of Owner, which Owner may grant or withhold in its sole discretion.

          J. Design/Builder shall timely prepare and deliver to Owner for its approval, but in no event later than the date set forth in the design schedule prepared in connection with the Design Contract and the requirements of the Progress Schedule referred to in Section V(D) hereof, design development documents for the Project, including, but not limited to, site plans, floor plans, elevations, sections, enlarged floor plans, updated specifications and miscellaneous details consistent with and based on the Preliminary Building Plans. Design/Builder shall further prepare and deliver construction documents to Owner for its approval not later than the date set forth in such schedule. Such documents shall include drawings and specifications setting forth in detail all requirements for the construction of the Project consistent with and based on the approved design development documents.

          K. Owner may withhold, in its sole discretion, approval of the design development documents or the construction documents if such documents make changes to or do not properly set forth previously agreed-upon design concepts or Preliminary Building Plans. Anything to the contrary contained herein or elsewhere notwithstanding, the development of the design documents to the construction documents and the acquisition by Design/Builder of all approvals thereof necessary for them to be considered the Drawings and Specifications shall be completed not later than the date set forth in the design schedule.

          Section IV.  Termination Prior to Construction
                       ---------------------------------

          At any time prior to commencement of construction of the Project in the manner provided in Section VI(A) hereafter, Owner, in addition to its other rights hereunder, at its sole option and without requirement of fault or breach on the part of Design/Builder, may terminate this Agreement by giving written notice of such termination and paying Design/Builder for all services rendered to the date of termination. Such payment shall be Owner's sole and entire obligation to Design/Builder in the event of such termination. In no event shall Design/Builder be entitled to anticipated or lost profits or other compensation or damages for unperformed work.

          Section V.  Construction of the Project
                      ---------------------------

          A. Design/Builder shall construct, equip and furnish for Owner on the property described in Exhibit A in Irving, Texas, a three (3) story office
                      ---------
building consisting of not less than 268,290 square feet and all supporting improvements, facilities and equipment and related site work, and including interior tenant finish as well as building shell, all of which are hereinafter collectively referred to as the "Improvements," described and reasonably inferable from the drawings and specifications prepared by Design/Builder in accordance with the Preliminary Building Plans and approved by Owner pursuant to the design development process set forth herein ("Drawings and Specifications") enumerated in Exhibit B attached hereto and approved by Owner (as such Exhibit
              ---------
may be revised from time to time to reflect the approved Drawings and Specifications), and in connection therewith, Design/Builder shall provide and furnish all materials, supplies, apparatus, appliances, equipment, fixtures, construction equipment, tools, implements, and all other facilities (hereinafter collectively referred to as "Materials"), and all labor, supervision, transportation, utilities, water, storage, and all other services (hereinafter collectively referred to as "Services") as and when required for or in connection with the construction of or for inclusion or incorporation in, the Improvements (hereinafter referred to as the "Work"). It is understood and agreed that the Work shall include all items expressed or implied by the Contract Documents in order to deliver the completed Project free of gaps, omissions or incompleteness thereof. The term "Contract Documents" shall mean this Agreement, all the items enumerated in Exhibit B, and all change orders or
                                            ---------
addenda issued with respect thereto.

          B. From time to time after commencement of the performance of the Work, Owner shall provide Design/Builder with information for its preparation of the drawings and specifications for the Allowances, if any. "Allowances" shall refer to those items set forth in Exhibit D hereto. The amounts listed for
                                  ---------
Allowances in such Exhibit D are included in the Contract Sum (as hereinafter
                   ---------
defined). Should the costs for performing Allowance Work differ from the amount set forth in Exhibit D, such difference may be the subject of a Change Order and
             ---------
the Contract Sum may be adjusted pursuant to Section VIII hereinafter, subject however to the following provisions. Design/Builder, as part of its design responsibilities, has and will participate in the development of the items of Work included as Allowances and in the establishment of the Allowance values set forth in Exhibit D hereto. To the extent that the cost of an item included as
         ---------
an Allowance exceeds its Allowance value due to errors or omissions in Design/Builder's calculations, take offs, quantities, or other information prepared or provided by or on behalf of Design/Builder and utilized or relied upon in establishing the Allowance, such shall not result in any adjustment in the Contract Sum or be reimbursable as a Cost of Work. Such excess costs may, however, be paid from the Construction Contingency pursuant to the terms thereof.

          C. Design/Builder covenants that all the Work shall be done in a good and workmanlike manner and that all Materials furnished and used in connection therewith shall be new, free from faults and defects in conformance with the Contract Documents and approved by

Owner. Design/Builder shall cause all Materials and other parts of the Work to be readily available as required in connection with the construction of the Improvements.

          D. Design/Builder shall provide competent supervision of all phases of the Work and shall cause the Work to be performed in accordance with the Drawings and Specifications and all things indicated or implied therefrom. Design/Builder shall provide the scheduling and periodic updating thereof in the interest of completing the Improvements in the most expeditious and economical manner (hereinafter called the "Progress Schedules"). The Progress Schedules shall be prepared by Design/Builder prior to commencement of construction and submitted to Owner for approval. The Progress Schedules shall incorporate the requirements of the design schedule prepared in connection with the Design Contract, be consistent with the outline schedule attached hereto as Exhibit E
                                                                     ---------
and shall be related to the construction of all the Improvements to the extent required by the Contract Documents. These schedules shall indicate the dates for the starting and completion of the various stages of construction and shall be revised as required by the conditions of the Work, subject to Owner's approval. The parties acknowledge and agree that notwithstanding any theoretical delays or theoretical extensions of time for completion as may be shown on any schedules or printouts, the Scheduled Completion Date and Milestone Completion Dates (hereinafter defined) shall be governed by this Agreement and shall be extended only in accordance with the procedures set forth hereinafter. If required by Owner, Design/Builder shall also prepare and furnish project cash flow projections, manning charts for all key trades, and schedules for the purchase and delivery of all equipment and material, together with periodic updating thereof.

          E. Design/Builder shall prepare all shop drawings and other detail drawings not made a part of the Drawings and Specifications which are required in the performance of Design/Builder's obligations hereunder, Design/Builder will also provide and be responsible for all general conditions work such as hoists, safety equipment, portable toilets, etc.

          Section VI.  Time for Performance
                       --------------------

          A. Design/Builder shall commence performance of the Work upon execution hereof and shall thereafter diligently continue the performance and prosecution thereof to completion, and agrees to complete the performance of the Work ("Completion") on or before the expiration of three hundred eighty (380) calendar days from the date hereof (the "Scheduled Completion Date"). If Design/Builder is delayed by any act or omission of Owner or by an employee, agent, or representative of Owner (other than by reason of the proper exercise of their respective rights, duties and obligations under the Contract Documents), or by changes ordered in the Work, unforeseeable actions of public utilities and governmental agencies, war, embargoes, causalities, acts of God or the public enemy, national emergency, or unusually severe weather conditions beyond that normally encountered and not reasonably anticipatable, then the Scheduled Completion Date (and Milestone Completion Dates, if applicable) shall be extended for a period equal to the length of such delay if within seven (7) days after the commencement of any such delay Design/Builder delivers to Owner a written notice of such delay stating the nature thereof and within ten (10) days following the expiration of any such delay provides a written request for extension of the Scheduled Completion Date (and Milestone Completion Dates, if applicable) by reason of such delay, and such request is approved by Owner, which approval shall not be unreasonably withheld. Failure to deliver any such notice or request within the required period shall constitute an irrevocable waiver of any extension of the Scheduled Completion Date and Milestone Completion Dates by reason of the cause in respect of which such notice and request were required. In the case of the continuing cause of delay of a particular nature, Design/Builder need make only one request with respect thereto. Shortages of labor, shortages or unavailability of standard building materials, a normal number of adverse weather days, and the customary time periods to obtain approvals from and inspections by municipal authorities shall in no event entitle Design/Builder to an extension of time. No delay of the Scheduled Completion Date (or right on the part of Design/Builder to secure any such delay) shall prejudice any right Owner may have under this Agreement or otherwise to terminate this Agreement.

          Design/Builder has included in its schedule thirty (30) work days lost due to weather conditions in its schedule. Design/Builder will record on a daily basis whether its job progress has been materially affected by adverse weather conditions. Work day, as that term is used herein, shall mean and refer to any of Design/Builder's normal eight (8) hour days, Monday through Sunday of any given week, exclusive of customarily recognized and agreed national holidays. No application for extension of time will be made unless or until Design/Builder has lost in excess of the above number of days on which he had planned and scheduled work on items that materially affect the schedule. Design/Builder shall not be entitled to any extension of time, change order, adjustment of the Contract Sum or other compensatory or non-compensatory relief for events of delay or force majeure other than those specifically set forth above in this Section VI(A), and then only pursuant to the notice procedures hereinabove and subject to the limitations of the third paragraph of this
Section VI(A). Design/Builder acknowledges and agrees that its assumption of the risks and responsibilities for delay is a material inducement to Owner's award of the Agreement to Design/Builder and material consideration in Owner's agreement to the Contract Sum, Scheduled Completion Date, Milestone Completion Dates and other provisions of this Agreement and shall not be modified or subject to interpretation other than as expressly set forth herein for any reason, including without limitation, custom, practice, industry standards or prior conduct or agreements.

          Extension of time shall be Design/Builder's sole and exclusive remedy for any event of delay hereunder, unless the same shall have been caused by acts constituting intentional interference by Owner with Design/Builder's performance of the Work and then only to the extent that such acts continue after Design/Builder's written notice to Owner of such interference. Owner's exercise of any of its rights under Section VIII regardless of the extent or number of such changes, or Owner's exercise of any of its remedies of suspension of the Work or requirement of correction or re-execution of any defective Work shall not under any circumstances be construed as interference with Design/Builder's performance of the Work.

          B. In the event of the occurrence of a delay for which Design/Builder is not entitled to an extension of time by the terms of this Agreement, Owner may direct that the Work be accelerated by means of overtime, additional crews or additional shifts or resequencing of the Work. All such acceleration shall be at no cost to Owner. Owner may similarly direct acceleration in the event of the occurrence of a delay for which Design/Builder is entitled to an extension of time by the terms of this Agreement, and/or notwithstanding that the Work is progressing without delay in accordance with the Progress Schedules. Design/Builder agrees to perform same on the basis of reimbursement of direct cost (i.e., premium portion of overtime pay, additional crew, shift or equipment cost and such other items of cost requested in advance by Design/Builder and approved by Owner which approval will not be unreasonably withheld) plus a fee not to exceed five percent (5%) of such cost but expressly waives any other compensation therefor unless otherwise agreed in writing in advance of performing the accelerated work. In the event of any such acceleration, Design/Builder shall provide a plan including his recommendations for the most effective and economical acceleration. Acceleration which is compensible under this Section VI (B) shall be subject to the Change Order procedure set forth in Section VIII herein.

     C. As used in this Agreement, Completion shall mean Substantial Completion, which includes all work (exclusive of minor items of unfinished work which do not preclude beneficial use of the premises) to complete the base building, tenant finish and other work set forth in the Contract Documents and that each of the following shall have occurred: when (i) the Improvements have been completed except for punch list items (i.e., minor or insubstantial details of the construction or mechanical adjustments which do not materially interfere with the tenant's occupancy and use of the Project for the conduct of its business), (ii) a certificate of occupancy or its equivalent shall have been obtained for the Project permitting entry and legal use thereof for the installation of trade fixtures, decorations, equipment and other items to be constructed or installed by tenants, and for tenant's business activities to be conducted therein, and all governmental approvals required for completion have been obtained, and (iii) Architect shall have issued a Certificate of Substantial Completion certifying thereon the date of Substantial Completion. Without limiting the foregoing, Substantial Completion shall not have occurred unless and until the following have been completed, and, where applicable, are operational, except for punch list items: (a) the exterior curtain wall, window glass and other applicable exterior elements of the Project are completed as necessary to be water tight, (b) all utility lines servicing the Project are installed and capable of being used to provide the applicable utilities to the Project, (c) the restrooms, (d) all elevators, (e) the tenant parking spaces,
(f) the public entrances and all lobbies, (g) all freight elevators, and (h) the loading docks. Notwithstanding the delivery of a Certificate of Substantial Completion by Architect, Substantial Completion shall not be deemed to have occurred until Design/Builder has provided Owner written notice at least thirty-five (35) days prior to the anticipated date of Substantial Completion. Design/Builder shall be afforded forty-five (45) calendar days from the Scheduled Completion Date within which to complete the minor items of unfinished work (the punch list work) referred to above.

     D. In addition to Completion as defined and specified herein and Design/Builder's obligation to meet the Scheduled Completion Date, Design/Builder agrees to and shall complete construction of the following items included within the Work on or before the time set forth herein.


     Computer/Telecommunication Room Completion        45 days prior to the Scheduled Completion Date

     Commissioning Phase                               21 days prior to the Scheduled Completion Date

     Initial FF&E Phase                                14 days prior to the Scheduled Completion Date

     Commissioning Phase: All mechanical, electrical and HVAC systems, energy conservation equipment, controls, lighting systems, security systems back-up generation and UPS, fire management systems, elevators are complete so that the aforementioned systems can be tested for verification of compliance with the approved Drawings and Specifications.

     Computer/Telecommunication Room Completion: All construction, including but not limited to, electrical, HVAC, raised flooring, UPS, finishes, and secured doors, related to commencing and completing the installation and testing of all computer equipment in the main computer/telecom room of the Project (as shown on the approved Drawings and Specifications Building Plans) shall be complete.

     Initial FF&E Phase: All construction necessary and related to commencing the initial phase of furniture installation shall be complete, including all areas in which furniture is to be installed and shall include all related construction, including but not limited to, flooring, painting, above ceiling work and any adjacent construction that may otherwise impede the progress of, or damage, the installed furniture systems. On or about ninety (90) days after the commencement of construction, Owner shall notify Design/Builder as to what portion of the premises shall be included in this Initial FF&E Phase. Owner shall also provide Design/Builder with a written schedule of its complete FF&E phasing plan for the entire Project once it has been determined by Owner.

     The above items shall be referred to as the "Milestone Completion Dates." Design/Builder shall notify Owner in writing upon the completion of an item of Work that is subject to a Milestone Completion Date, and in such notice shall set forth the date completion occurred (which shall not be more than three (3) days prior to said notice).

     E. Design/Builder acknowledges that the Scheduled Completion Date and the Milestone Completion Dates are essential to Owner's business operations, leasing, marketing, financing and development plans and therefore time is of the essence in meeting said dates. Design/Builder recognizes and agrees that it shall be liable to Owner for damages, loss, cost or expense which Owner may suffer by reason of Design/Builder's delay in meeting such dates. Design/Builder further recognizes that its schedule and the Outline Schedule set forth as Exhibit E hereto may be subject to reasonable adjustment or modification based
---------
on the designations set forth in Owner's Initial FF&E Phase and in the complete FF&E phasing plan, and Design/Builder agrees that such shall not result in any extension to any Milestone Completion

Date or to the Scheduled Completion date, nor shall it constitute interference by Owner or be otherwise compensible to Design/Builder.

          Section VII.  Permits and Licenses
                        --------------------

          Design/Builder shall obtain all necessary licenses, building and other permits, and similar authorizations from governmental authorities required to perform its obligations hereunder, and shall give all notices required by, and otherwise comply with, all applicable laws, ordinances, rules, regulations and restrictions. Design/Builder shall notify Owner of all conflicts between the Drawings and Specifications and any laws, ordinances, rules, regulations and restrictions. If Design/Builder performs any of the Work knowing, or when with the exercise of due care it should have known, the same to be contrary to any such laws, ordinances, rules, regulations or restrictions and fails to give Owner written notice thereof prior to performance thereof, Design/Builder shall bear all costs arising therefrom, which costs shall not be considered a part of the Contract Sum.

          Section VIII.  Changes
                         -------

          A. Owner, or if authorized by Owner, its Developer, may authorize changes in the Work, issue additional instructions, require additional Work or direct the omission of Work previously ordered; provided, however, Design/Builder shall not under any circumstances proceed with any change involving any increase or decrease in cost without prior written authorization from Owner in accordance with the following procedure.

          Owner, or if authorized by Owner, its Developer, shall order changes in the Work by giving Design/Builder a written change order request ("Change Order Request"), setting forth in detail the nature of the requested change. Design/Builder shall then furnish Owner a statement setting forth in detail, with a suitable breakdown by trades and work classifications, Design/Builder's estimate of the changes, if any, in the Estimated Design/Build Cost attributable to the changes set forth in such Change Order Request, a proposed adjustment, if any, to the Scheduled and/or Milestone Completion Dates resulting from such Change Order Request and any proposed adjustments of time and costs related to unchanged Work resulting from such Change Order Request. If Owner gives written approval of such estimate, such Change Order Request and estimate shall constitute a Change Order, and the Contract Sum and Scheduled Completion and/or Interim Dates shall be adjusted as set forth therein. Change Orders shall not cause any modification to Design/Builder's Fee except as follows: if upon completion of the Work the net of all additive and deductive Change Orders has resulted in an increase in the Guaranteed Maximum Cost, then Design/Builder shall be entitled to a fee in the amount of five percent (5%) of the cost of such change Order Work ("Change Order Work"); if the net of all additive and deductive Change Orders has resulted in a decrease in the Guaranteed Maximum Cost, then Design/Builder's Fee shall be reduced by three percent (3%) of the cost of such Change Order Work. It is further understood and agreed that Subcontractors' and Sub-subcontractors' mark-up on Change Order Work shall not exceed fifteen percent (15%), and such limitation shall be included in each subcontract, with any amounts therefor in excess hereof being for the account of Design/Builder and not Owner and not reimbursable as a Cost of the Work. Design/Builder's Fee and adjustments set forth above, and the Subcontractor's mark-ups, includes the fee, overhead and profit. Changes in the Work and Change Orders shall include charges for design services only if and to the extent such are for Additional Services as provided in the Design Contract. Additional Services, if any, shall be charged without Design/Builder's Fee or Subcontractor's mark-ups set forth above. Agreement on any Change Order shall constitute a final settlement on all items covered therein. If the parties cannot agree on the cost of Change Order Work, Design/Builder will proceed with the Work and the cost will be determined in accordance with Section IX(B) hereof.

          B. It is understood and agreed that refinement and detailing will be accomplished from time to time with respect to the Drawings and Specifications to be set forth in the modified Exhibit B. No adjustment in the Estimated
                                ---------
Design/Builder's Cost, Cost of the Work, Guaranteed Maximum Cost or in the Scheduled and/or Milestone Completion Dates shall be made unless such refinement or detailing results in changes in the scope, quality, function and/or intent of the Drawings and Specifications not reasonably inferable or anticipatable by a design-build construction manager/general contractor of Design/Builder's experience and expertise.

          C. Change Order requests shall not be considered by Owner unless prior written notice of the proposed Change Order is submitted to the Developer, together with documentation detailing the proposed increase or decrease in the Contract Sum caused by the proposed Change Order before commencement of the Work contemplated therein. No act, conduct or practice of Owner, Developer or any other person or party shall constitute or result in a waiver of this requirement, it being expressly understood and agreed that such requirement may only be waived in writing. Design/Builder shall price Change Orders which involve material scope changes to the Project on the basis of competitive pricing for such Work.

          Section IX.  Payments
                       --------

          A. In full consideration of the full and complete performance of the Work and all other obligations of Design/Builder hereunder, Owner shall pay to Design/Builder a sum of money equal to the "Contract Sum" which is defined to be the total of (i) the Cost of the Work, as hereinafter defined, (ii) the Architect's Fee and Reimbursables, (iii) Design/Builder's Fee listed below, subject to adjustment as provided in the Contract Documents, and (iv) the Construction Contingency, which Contract Sum shall not exceed Twenty Five Million, Three Hundred Twenty Six Thousand, Seventeen and 00/100 Dollars ($25,326,017.00) (hereinafter referred to as the "Guaranteed Maximum Cost") subject to adjustments as provided in the Contract Documents, which Guaranteed Maximum Cost consists of the following:

     Estimated Design/Builder's Cost                $22,583,252.00
     (including Allowances)

     Architect's Fees and Reimbursables               1,520,657.00

     Design/Builder's Fee                               722,108.00

     Construction Contingency                           500,000.00

     Guaranteed Maximum Cost                        $25,326.017.00

          The Architect's Fee and Reimbursables includes the unpaid balance of the Design Contract. Such amount includes all fees, reimbursable expenses and other amounts payable for design, architectural or engineering services under the Design Contract or otherwise in connection with Design/Builder's design obligation hereunder, and Design/Builder assumes responsibility for all amounts now or hereafter owing to Architect.

          The "Design/Builder's Fee" as listed above is defined to be the amount equal to the fixed sum of Seven Hundred Twenty-Two Thousand One Hundred Eight and 00/100 Dollars ($722,108.00) (subject to adjustment for the cost of Change Order Work as provided in Section VIII hereof) subject to the adjusted Guaranteed Maximum Cost. In the event that the Cost of the Work is less than the adjusted Estimated Design/Builder's Cost, then Design/Builder's Fee shall remain Seven Hundred Twenty-Two Thousand One Hundred Eight and 00/100 Dollars ($722,108.00) subject to adjustment pursuant to Section VIII hereof. In the event that the Cost of the Work is greater than the adjusted Estimated Design/Builder's Cost and less than the adjusted Guaranteed Maximum Cost, then Design/Builder's Fee shall be equal to the Cost of the Work subtracted from the adjusted Guaranteed Maximum Cost (minus the Architect's Fee and Reimbursables and minus the Construction Contingency), subject to further adjustment pursuant to the provisions of Section VIII hereof. In the event that the Cost of the Work shall exceed the Guaranteed Maximum Cost, adjusted as provided herein, Design/Builder shall pay such excess from its own funds and Owner shall not be required to pay any part of such excess, and Design/Builder shall have no claim against Owner on account thereof.

          The "Construction Contingency" set forth in this Section IX is included within the Guaranteed Maximum Cost and is the maximum sum available to cover the costs (including impact costs) resulting from unforeseen conditions and events not evidenced at the time of execution of this Agreement, such as (1) refinement of details of design within the scope and standards of quality and quantities on which the estimate was based, (2) abnormal field conditions, (3) impact costs on materials and labor due to Change Orders, (4) time extensions,
(5) delays due to unusually severe weather conditions not reasonably anticipatable, or (6) other causes of lost time which result in added costs or claims which are not otherwise recoverable hereof.

          The use of the Construction Contingency shall be mutually agreed upon between Owner and Design/Builder; provided, however, that Design/Builder shall, as a part of the monthly progress report, provide Owner with a statement on the use of the Construction Contingency setting out charges made, if any, against the Construction Contingency, and further noting the balance remaining in the Construction Contingency. No sums may be charged to the Construction Contingency except upon the mutual agreement of Owner and Design/Builder and then only to the extent that the same have been paid or are to be paid by Design/Builder. All charges to the Construction Contingency will be pursuant to appropriate Change Order decreasing the amount of the Construction Contingency and increasing the Estimated Design/Builder's cost with no adjustment of the Guaranteed Maximum Cost. Any Construction Contingency remaining at the time of Final Payment shall innure to the benefit of Owner.

          In the event that the Cost of the Work shall be less than the Estimated Design/Builder's Cost, adjusted as provided herein, the difference between such Cost of the Work and such

Estimated Design/Builder's Cost shall constitute "Savings" (hereinafter so called). Twenty-five percent (25%) of such Savings shall be paid to Design/Builder as an additional fee ("Additional Fee"); the balance of all such Savings shall accrue to Owner. In no event shall sums included under the Construction Contingency, as Allowances or resulting from deductive Change Orders or other reductions in the scope of the Project be used in the determination of Savings; provided, however, that the foregoing shall not result in an exclusion from Savings of reductions in costs achieved through the use of substitutions or alternatives approved by Owner and first proposed by Design/Builder after the execution hereof. Approval of any such substitutions or alternatives shall be at Owner's sole discretion.

          It is agreed that Design/Builder's Fee and any possible earnings under the Additional Fee paragraph above are Design/Builder's full and complete fee compensation for performing both the design and construction of the Work as listed herein.

          B. The term "Cost of the Work" shall mean a sum of money equal to the total of all of Design/Builder's Costs, as hereinafter defined. The term "Estimated Design/Builder's Cost" shall mean that sum of money set forth in
Section IX(A) opposite the term "Estimated Design/Builder's Cost," subject to adjustment as provided in the Contract Documents, which sum is Design/Builder's estimate of all Design/Builder's Costs that are to be incurred and paid by Design/Builder in the performance of the Work. The term "Design/Builder's Costs" shall mean those costs necessarily incurred and paid by Design/Builder in connection with the proper performance of all the Work. Such Design/Builder's Costs shall be at rates not higher than the standard paid in the locality of the Work, except with prior written consent of Owner, and shall include and be limited to the following items:

              (1) Wages paid for labor, including without limitation that of design personnel in the direct employ of Design/Builder in the performance of the design or construction of the Work under applicable collective bargaining agreements, or under a salary or wage schedule agreed upon by Owner and Design/Builder, and including welfare or other fringe benefits, if any, as may be payable with respect thereto, and usual vacation pay and incentive bonuses made by Design/Builder to its key employees engaged at the construction site.

              (2) Salaries and fringe benefits of Design/Builder's design professional, supervisory or administrative personnel when assigned to and working on the Project and/or stationed at the field office, in whatever capacity employed when necessary for the performance of the Work; such personnel being subject to the approval in advance by the Developer. Personnel engaged, at shops or on the road, in expediting the inspection, production or transportation of material (including equipment) for the Work. The number of employees in these classifications, and the rates of pay, shall be subject to the prior approval of Owner.

              (3) Cost of contributions, assessments or taxes for such items as Unemployment Compensation and Social Security, insofar as such cost is based on the wages, salaries, or other remuneration paid to employees of Design/Builder referred to in Section IX(B) (1) and (2) hereof.

          (4) Reasonable relocation, transportation, traveling and lodging expenses (as approved by Owner) of representatives of Design/Builder incurred in the discharge of duties related to the Work.

          (5) The cost (including transportation, storage, operating and repair costs except of a capital nature) of all materials, equipment, temporary structures, small tools not owned by workmen and supplies purchased or rented for use in the performance of the Work. Such costs shall include a fair rental not to exceed eighty percent (80%) (unless otherwise approved by Owner) of the published rates based on "Compilation of Nationally Averaged Rental Rates", most recent edition, of the Associated Equipment Distributors, approved by Owner in advance, for all tools and equipment furnished by Design/Builder from its own stock; provided that the rental paid for such equipment shall not exceed the market value of such equipment at the time first utilized in connection with the Work. Owner reserves the right to dispose of all such materials, equipment, temporary structures, tools and supplies which shall have been purchased, when no longer required for the Work, and Design/Builder's Costs shall be credited for the proceeds therefrom or the reasonable value of any items with respect to which Owner takes title.

          (6) Amounts due under all subcontracts made in accordance with the provisions of the Contract Documents, including, without limitation contracts or subcontracts with architects, engineers or other design professionals for the design of the Work.

          (7) The cost of telephone, telegrams, postage, photographs, blueprints, office supplies, first aid supplies and related miscellaneous costs incurred in connection with the Work.

          (8) Premiums on bonds and insurance, if any, that Design/Builder is obligated to secure and maintain under the terms of the Contract Documents and such other insurance and bonds as may be required, subject to the prior approval of Owner.

          (9) Damages for patent infringements and costs of defending suits on account of same to the extent that such damages or costs shall have arisen out of the specification by Owner of a particular process or product of a particular manufacturer and the infringement was unknown to Design/Builder despite the exercise of due care. Design/Builder hereby agrees to hold harmless Owner against any and all other claims on account of patent infringement arising out of Work.

          (10) Fees for all municipal and other permits, prorated AGC Fees to the extent attributable to labor costs of Design/Builder is connection with the performance of the Work, licenses and patents, surveys and royalties, if any.

          (11) The cost of obtaining and using all utility services required for the Work.

          (12) The cost of crossing or protecting any public utility, if required, and as directed by Owner.

          (13) The cost of removal of all debris. (All subcontracts shall require subcontractors to remove all debris created by their activities and Design/Builder shall exercise its best efforts to enforce such requirements or to effect an appropriate back charge to those subcontractors who fail to meet their requirements in this regard.) Provided, however, Design/Builder shall not be required to remove debris created by Owner's separate contractors except pursuant to Change Order procedure set forth hereinabove.

          (14) The cost and expenses (actually sustained by Owner in connection with the Work) of protecting and repairing adjoining property, if required (Owner's prior approval for repairs will be obtained except in emergencies), and of settlements for same made with the written consent of Owner, except to the extent that any such cost is reimbursable by insurance or otherwise, or is the responsibility of Design/Builder, or is due to the failure of Design/Builder to comply with the requirements of the Contract Documents with respect to insurance or to the failure of any officer of Design/Builder or of any of its representatives having supervision or direction of the Work to exercise good faith or at least the standard of care normally exercised in the conduct of the business of a design/build general contractor in the general vicinity of the project in any of which events such expenses shall not be included in Design/Builder's Costs.

          (15) Federal, state, municipal, sales, use and other taxes, all with respect to Services performed or materials or equipment furnished for the Work and for which Design/Builder is liable. It is understood that none of the foregoing includes federal state or local income or franchise taxes.

          (16) Costs incurred due to an emergency affecting the safety of persons and property, unless caused by the act or neglect of Design/Builder, any subcontractor, supplier or laborer, or their employees or agents.

          (17) All reasonable costs and expenditures necessary for the operation of the field office, such as stationery, supplies, blueprinting, furniture, fixtures, office equipment, etc.

          (18) Losses and expenses including insurance deductibles, not compensated by insurance or otherwise, sustained by Design/Builder in connection with the Work provided they have resulted from causes other than the actual fault, neglect or responsibility of Design/Builder. Such losses shall include settlements made with the written consent and approval of Owner. No such losses and expenses shall be included in the Cost of the Work for the purpose of determining Design/Builder's Fee. If, however, such loss requires reconstruction and Design/Builder is placed in charge thereof, he shall be paid for its services a fee proportionate to that stated in Section IX(A).

          (19) Any other expenses or charges incurred, with the prior written approval of Owner, in the prosecution of the Work.

     C. Design/Builder agrees to furnish and perform without other charge than as a part of Design/Builder's Fee, the following services and costs:

          (1) Furnishing information as to the cost and availability of materials and methods of construction which may be of value to Design/Builder or Owner in determining the final architectural, structural, mechanical and electrical design of the Work.

          (2) The services and related expenses, except as otherwise provided in Section IX(B) hereof, of any officers or general office supervisory personnel of Design/Builder and of personnel in Design/Builder's personnel, legal, labor relations, insurance and tax departments and all other costs of doing business, services and related expenses required to maintain and operate Design/Builder's general offices and any established branch offices, other than the field office for the Work.

          (3) The services of Design/Builder's purchasing, estimating and accounting departments and clerical staff at Design/Builder's general or established branch office.

          (4) Salary of any person employed during the execution of the Work at the main office of Design/Builder, except as otherwise provided in Section IX(B) hereof or in any regularly established branch office of Design/Builder, unless such salary is included above in this definition or is specifically authorized in writing in advance by Owner to be included within the Cost of the Work.

          (5) Any part of Design/Builder's capital expenses, including interest on Design/Builder's capital employed for the Work.

          (6) Overhead or general expenses of any kind, except as may be expressly included above in the description and enumeration of the specifications included in the term Cost of the Work.

          (7) Amounts required to be paid by Design/Builder for federal, state or local income or franchise taxes.

          (8) Except as otherwise provided in Section IX(B) hereinabove, costs due to the negligence of Design/Builder, any subcontractor or supplier employed by Design/Builder or anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to the correction of erroneous, omitted or defective design or construction of the Work, disposal of materials and equipment wrongfully supplied, or making good any damage to property.

          (9) Interest charges on any equipment, materials, or other costs of Work.

          (10) Any off-site storage areas for Design/Builder's materials, equipment, and tools together with all checking and store keeping.

          (11) The costs of any item not specifically and expressly included in the items described above in Section IX(B).

          (12) Costs in excess of the Estimated Design/Builder's Cost.

     D. On or before the twenty-fifth (25th) day of each month during the performance of the Work, Design/Builder shall submit to Owner for its approval a request for payment ("Request for Payment") in form and substance satisfactory to Owner (simultaneously therewith sending copies to such other parties as Owner may direct). Each Request for Payment shall be for a sum equal to (i) all of Design/Builder's Cost incurred during the preceding month and (ii) ninety percent (90%) of the pro rata portion of Design/Builder's Fee attributable to Design/Builder's Cost set forth in such Request for Payment; provided, however, that prior to the date of the Final Request for Payment, as hereinafter defined, the aggregate of Design/Builder's Fee payments shall not exceed ninety percent (90%) of Design/Builder's Fee amount as stated in Section IX(A) herein. Design/Builder's Costs shall be segregated and detailed in a manner satisfactory to Owner. Requests for Payment shall include the value of materials or equipment not incorporated in the Work but delivered and suitably stored at the site or at some location agreed upon. Title to all such equipment and materials shall pass to Owner upon payment therefor or incorporation in the Work, whichever shall first occur, and Design/Builder shall prepare and execute all documents necessary to effect such transfer of title.

     In each Request for Payment, Design/Builder shall certify that such Request for Payment represents the amount due to Design/Builder under the terms of
Section IX(B) and shall also certify as follows:

     "There are no known mechanics' or materialmen's liens outstanding at the date of this requisition, all due and payable bills with respect to the Work have been paid to date or are included in the amount requested in the current application, and except for such bills not paid but so included, there is no known basis for the filing of any mechanics' or materialmen's liens on the Work, and releases from all subcontractors and materialmen have been obtained in such form as to constitute an effective release of lien under the applicable laws of the State of Texas."

     Design/Builder shall furnish with each Request for Payment certification by the Architect that all amounts so requested by Design/Builder are properly due and owing and that the Work corresponding to the amounts requested in each Request for Payment has been properly performed and completed in accordance with this Agreement, the Drawings and Specifications, the Preliminary Building Plans and the other Contract Documents. Architect shall make such certifications as if Architect was engaged separately by Owner to provide architectural and contract administration services.

     Design/Builder shall furnish with each Request for Payment a waiver and release of lien for itself and, beginning with the second Request for Payment, for each of its subcontractors and suppliers having a contract or purchase order of $10,000.00 or more, together with any other such forms required by Owner or Owner's title insurer or lender in order to assure an effective release of mechanics' or materialmen's liens in compliance with the applicable laws of the situs of the Project.

     Design/Builder shall submit with each Request for Payment a monthly progress report which shall set forth in detail the status of the Project as of the date of such Request for Payment. The format of the progress report shall be determined by Owner prior to submission of the initial Request for Payment, however, the progress reports shall at a minimum describe those aspects of the Work which have been commenced and the status thereof, enumerate the trades and subcontractors then involved in the Work and the amount of personnel employed on the Project by them, set forth the schedule for major portions of the Work for the coming month, and include Design/Builder's appraisal of the progress and cost of the Work together with recommendations as to any action which is required by Owner. Each monthly progress report shall be accompanied by an update of the CPM schedule (diagram only), the form of which shall be mutually agreed to by Owner and Design/Builder at the time the format for the progress report is determined. Additionally, Design/Builder shall provide Owner with monthly progress photos of the Work. Design/Builder shall also furnish with each Request for Payment complete cost detail and supporting documentation substantiating the amounts set forth in the Request for Payment, including copies of subcontractors' pay requests, invoices, labor sheets and other information substantiating Design/Builder's right to payment, summarized and verified by Design/Builder's accounting department. Owner may make such adjustments to Design/Builder's previous, current or subsequent Requests for Payment as warranted by Owner's review of the supporting documentation submitted by Design/Builder.

     Design/Builder shall not submit any Request for Payment which is incomplete, inaccurate or lacks the detail, specificity or supporting documentation required by this Section IX(B). Any Request for Payment that is deficient in any such manner shall not constitute a valid Request for Payment, and Design/Builder shall be required to resubmit said Request for Payment in proper form prior to Owner incurring any obligation to make payment on account thereof. Design/Builder specifically agrees that it shall not include in any Request for Payment sums attributable to Work which Owner or Design/Builder have rejected or which otherwise constitute or relate to applications for payments, billings or invoices of subcontractors or suppliers which Design/Builder disputes or for any other reason does not intend to pay.

     Owner shall review each such Request for Payment and make such exceptions as Owner reasonably deems necessary or appropriate under the current circumstances. In no event shall Owner be required to make payment for items disallowed by its lender(s).

     On or about thirty (30) days following receipt of a Request for Payment (unless such date falls on a weekend or holiday, then on the next business day) and provided Design/Builder has submitted its Request for Payment and supporting documentation in the manner and detail required by this Agreement, Owner shall make payment to Design/Builder in the amount approved subject to Section IX(F) hereof. The payment of any Request for Payment by Owner, including the final Request for Payment, does not constitute approval or acceptance of any item of cost in such Request for Payment.

     Design/Builder agrees that ten percent (10%) of the amount due under each subcontract shall be retained by Owner until final payment ("Final Payment"), except that upon mutual agreement by Owner and Design/Builder, and with Owner's lender's prior approval, payment in full may be made to those subcontractors whose work is fully completed during the early stages of the Project or reduced with respect to other contractors at such times as the parties may mutually agree. Agreement to any such reduction shall not constitute a waiver of or prejudice Owner's right to subsequently reinstitute full retainage should circumstances justify such action in Owner's sole judgment.

     Retainage under subcontracts shall be included in Design/Builder's Request for Payment for the purpose of indicating the value of the Work performed, however, Design/Builder shall not request payment thereof from Owner until such retainage is actually payable hereunder.

     Thirty (30) days after final completion of the Work and acceptance thereof by Owner or as soon thereafter as possible, Design/Builder shall submit a final request for payment ("Final Request for Payment") setting forth all amounts due and remaining unpaid to Design/Builder. The Additional Fee, if any, shall be due and payable only after Design/Builder's Costs are finally established and agreed to by Design/Builder and Owner. The Final Request for Payment shall not be made until Design/Builder delivers to Owner a complete release of all liens arising out of this Agreement and an affidavit that so far as Design/Builder has knowledge or information the release includes all Materials and Services for which a lien could be filed. Design/Builder may, if any subcontractor or supplier refuses to furnish a release in full, furnish a bond satisfactory to Owner, Owner's title insurer and lender to indemnify Owner and such other parties against any lien. Upon approval by Owner, Owner shall pay the amount due under such Final Request for Payment. Anything to the contrary notwithstanding, Final Payment shall not be made prior to thirty (30) days following final completion of the Work.

     E. In no event shall any interest be due and payable by Owner to Design/Builder, any subcontractor or any other party on any of the sums retained by Owner pursuant to the Contract Documents.

     F. Any provision to the contrary notwithstanding, Owner shall not be obligated to make payment hereunder if one or more of the following conditions exists:

          (1) Design/Builder is in default of any of its obligations hereunder or otherwise is in default under any Contract Documents;

          (2) Any part of such payment is attributable to Work that is defective or not performed in accordance with the Drawings and Specifications; provided, however, payment shall be made for Work performed in accordance with the Drawings and Specifications and not defective;

          (3) Design/Builder has failed to make payments promptly to subcontractors or for material or labor used in the Work for which Owner has made payment to Design/Builder;

          (4) Owner in good faith determines that the portion of the Guaranteed Maximum Cost then remaining unpaid will not be sufficient to complete the Work in accordance with the Drawings and Specifications and the Preliminary Building Plans, whereupon no additional payments will be due unless and until Design/Builder, at its sole cost, performs a sufficient portion of the Work so that the portion of the Guaranteed Maximum Cost remaining unpaid is determined by Owner to be sufficient to complete the Work, or

          (5) Owner in good faith determines that Design/Builder has not or will not with prompt acceleration meet the Scheduled Completion Date.

     No partial payment or release of retainage shall constitute final acceptance or approval of the Work to which such partial payment relates or relieves Design/Builder of any obligations hereunder.

     G. Except for Design/Builder's Fee and the Additional Fee, if any, Design/Builder shall use the sums advanced to it pursuant to this Section IX solely for the purpose of performance of the Work and the design of the Project and the construction of the Improvements in accordance with the Drawings and Specifications. No provision hereof shall be construed to require Owner to see to the proper disposition or application of the monies paid Design/Builder.

     H. On or before the date of submittal of the initial Request for Payment, Design/Builder shall furnish to Owner and Owner's lender an affidavit, subordination and lien waiver agreement executed by Design/Builder. The agreements shall be in form and substance satisfactory to Owner and Owner's lender. Each party executing such agreement shall agree to subordinate its liens for Work to be performed or Materials to be furnished to the liens and security interests securing payment of any loan made by Owner's lender, and shall furnish a release of all liens for Work performed and Materials furnished to the date of such agreement. Each such party shall certify that all amounts owing to such party through the date of such agreement have been paid in full, or if not paid in full, shall set forth all such unpaid amounts.

     I. Design/Builder shall within ten (10) days following receipt of payment from Owner pay all bills for labor and material performed and furnished by others in connection with the design and/or construction of the Improvements and the performance of the Work, and upon request by Owner shall provide Owner with evidence of such payment. Design/Builder's failure to make payments within such time shall constitute a material breach of this Agreement.

     J. Upon completion of the Work or the appropriate parts thereof, and subject to Owner's prior approval thereof and right to take title thereto pursuant to Section IX(B)(5) hereof, Design/Builder shall sell to a third party or transfer to itself at the then fair market value thereof, all hoists, scaffolding, forms, hand tools and other items purchased for use in the Work with funds furnished as a part of Design/Builder's Costs. The amounts received from such sale (or the fair market value thereof in the case of transfer to Design/Builder) shall be credited against the amounts due from Owner hereunder.

          Section X.  Discounts Rebates and Refunds
                      -----------------------------

          Design/Builder shall take affirmative steps to ensure that is takes full advantage of any and all available discounts, rebates, refunds and returns. All cash discounts shall accrue to the Cost of the Work, and Design/Builder shall notify Owner of the availability of such cash discounts in order that Owner may make available funds therefor. If Design/Builder shall fail to so notify Owner, such cash discount shall accrue to the Cost of the Work. All trade discounts, rebates and refunds, and all returns from sale of surplus materials and equipment shall accrue to the Cost of the Work and Design/Builder shall endeavor to make provisions for the securing thereof. Any discounts accruing to the Cost of the Work pursuant to this paragraph shall not result in adjustment of the Guaranteed Maximum Cost.

          Section XI.  Compensation Retained by Owner
                       ------------------------------

          Design/Builder acknowledges that the Scheduled Completion Date and Milestone Completion Dates are essential to Owner's leasing, marketing, financing and development plans and therefore TIME IS OF THE ESSENCE in meeting said dates. Design/Builder agrees that from the Contract Sum to be paid to Design/Builder in accordance with the Contract Documents, Owner may retain as "Delay Damages" twelve thousand five hundred and 00/100 Dollars ($12,500.00) per day for each of the first forty (40) calendar days (including Saturdays, Sundays and holidays) the Work remains uncompleted, which elapse between the time the Work (or the relevant portion thereof) should have achieved Milestone or Substantial Completion under the terms of the Contract Documents and the date the Work (or the relevant portion thereof) actually achieves Milestone or Substantial Completion, as applicable. Design/Builder further agrees that the Delay Damages shall be at the rate of twenty-five thousand and 00/100 Dollars ($25,000.00) per day for each such day after the first forty (40) days that such Work remains uncompleted. The foregoing amounts of Delay Damages shall compensate Owner solely for the Project's unavailability and Owner's resulting inability to use the Project for its intended purposes, and do not include (i) any damages, additional costs or extended costs incurred by Owner for extended administration of this Agreement or by Owner's agents, consultants, or independent contractors for extended administration, (ii) any increase in financing costs resulting from the delay, (iii) actual costs incurred by Owner's tenant and assessed or charged to Owner (including but not limited to costs of storing tenant's furniture, fixtures, equipment or materials and cost of overtime to complete the installation thereof), or (iv) any additional services relating to, or arising as a result of the delay. Owner shall be entitled to claim against Design/Builder for its actual damages, including those as set forth herein, which costs shall be computed separately. Together with the per diem Delay Damages, an amount equal to Owner's actual damages shall be either deducted from the Contract Sum and/or billed to Design/Builder. The parties acknowledge and agree that the cost and expense to Owner for its inability to use the Project are difficult if not impossible to determine, and the foregoing per diem amounts represent amounts which Design/Builder acknowledges and agrees Owner shall be entitled to recover and withhold without further demonstrating or evidencing the nature, source, cause or value of Owner's damages. The sums set forth above are not to be construed in any way as a penalty, nor shall they constitute liquidated damages or limit Owner from the recovery of the other actual damages provided for herein and excluded from the damages for delayed availability and use of the Project by Owner.

          Section XII.  Subcontracts and Purchase Orders
                        --------------------------------

          A. Design/Builder shall invite bids from, and enter into contracts and material orders with only subcontractors and suppliers who have first been approved by Owner. After receiving such bids, Design/Builder shall analyze them and make recommendations for awards, accompanying its recommendation with all pertinent data required for decision upon the award, and certifying that, to the best of its knowledge, the bid of the recommended subcontractor or supplier is bona fide, fair and reasonable. All subcontracts shall, so far as practicable, contain unit prices and any other feasible formula for use in the determination of the cost of changes in the Work. Design/Builder agrees to hold all subcontractors, including all persons directly or indirectly employed by them, responsible for any damages due to breach of contract or any negligent act and to diligently endeavor to effect recoveries of such damages.

          B. Design/Builder shall contract solely in its own name and behalf and not in the name or behalf of Owner, with the specified subcontractor or supplier. Design/Builder's subcontract and purchase order forms shall be subject to approval of Owner and shall provide that subcontractor shall perform its portion of the Work in accordance with all applicable provisions of this Agreement and the other Contract Documents. Design/Builder shall submit its subcontract and purchase order forms to Owner for approval prior to use in connection with the project, and shall promptly deliver to Owner a copy of all executed subcontracts and purchase orders entered into in connection with the Project.

          C. If the net effect of Owner's designation as the selected subcontractors and suppliers (taking into account both subcontractors and suppliers whose bids exceed those of bidders recommended by Design/Builder and those whose bids are less than bidders recommended by Design/Builder) is the selection of subcontractors and suppliers whose bids, in the aggregate, exceed those of the bidders recommended by Design/Builder and approved by Owner as complying with the Drawings and Specifications, the Estimated Design/Builder's Cost and the Guaranteed Maximum Cost shall be increased by the amount by which the bids of the designated subcontractors and suppliers exceed the bids of the bidders recommended by Design/Builder. Design/Builder's Fee set forth in
Section IX hereof shall not be increased on account of Owner's designation of subcontractors or suppliers, regardless of the number of such designations or the resulting increase in the Guaranteed Maximum Cost, if any.

          D. All subcontracts shall, so far as practicable, contain unit prices and any other feasible formula for use in the determination of the cost of changes in the Work. Design/Builder agrees to hold all subcontractors, including all persons directly or indirectly employed by them, responsible for any damages due to breach of contract or any negligent act and to diligently endeavor to effect recoveries of such damages.

          Section XIII.  Insurance and Indemnification
                         -----------------------------

          A. Design/Builder shall provide Builder's Risk insurance on the terms and conditions set forth in the General Conditions of the Contract attached hereto as Exhibit I or in Exhibit C hereto, as applicable. Design/Builder shall
          ---------       ---------
also provide and cause its subcontractors to provide
workers' compensation and liability insurance coverages of the types and on the terms and conditions set forth in the General Conditions hereto or Exhibit C
                                                                   ---------
hereto, as applicable, and the errors and omissions insurance in an amount of not less than $1,000,000 of coverage of those providing design services as set forth in the General Conditions or Exhibit C hereto, as applicable. The costs of
                                   ---------
all such insurance is included in the Estimated Design/Builder's Cost and the Guaranteed Maximum Cost.

          B. DESIGN/BUILDER SHALL TO THE FULLEST EXTENT PERMITTED BY LAW INDEMNIFY, DEFEND AND HOLD HARMLESS DEVELOPER, OWNER AND THE TENANT(S) OF THE PROJECT, AND THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES RELATED ENTITIES AND THE PARTNERS, OFFICERS, DIRECTORS, SHAREHOLDERS AND EMPLOYEES THEREOF FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, LOSSES, DAMAGES, COST OR EXPENSE (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS' FEES) ARISING OUT OF, RESULTING FROM OR OCCURRING IN CONNECTION WITH THE PERFORMANCE OF THE WORK THAT IS (i) ATTRIBUTABLE TO ANY BODILY OR PERSONAL INJURY, SICKNESS, DISEASE OR DEATH OF ANY PERSON OR ANY DAMAGE OR INJURY TO OR DESTRUCTION OF REAL OR PERSONAL PROPERTY (OTHER THAN THE WORK ITSELF) INCLUDING THE LOSS OF USE THEREOF, AND
(ii) CAUSED IN WHOLE OR IN PART BY ANY NEGLIGENT, STRICT LIABILITY OR OTHER ACT OR OMISSION OF DESIGN/BUILDER, ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR, THEIR RESPECTIVE AGENTS OR EMPLOYEES OR ANY OTHER PARTY FOR WHOM ANY OF THEM MAY BE LIABLE, AND REGARDLESS OF WHETHER SUCH IS CAUSED IN PART BY THE NEGLIGENT STRICT LIABILITY OR OTHER ACT OR OMISSION OF A PARTY OR PARTIES IDENTIFIED HEREUNDER.

          DESIGN/BUILDER SHALL INDEMNIFY AND SAVE HARMLESS EACH OF THE PARTIES INDEMNIFIED UNDER THIS SECTION XIII FROM ANY AND ALL CLAIMS, LIENS, CLAIMS OF LIENS (EXCEPT LIENS OR CLAIMS FOR LABOR, MATERIAL OR EQUIPMENT FOR WHICH THE OWNER HAS NOT PAID THE DESIGN/BUILDER), DEMANDS, CAUSES OF ACTION OR SUITS OF WHATEVER NATURE ARISING OUT OF THE SERVICES, LABOR, EQUIPMENT OR MATERIALS FURNISHED BY DESIGN/BUILDER, INCLUDING WITHOUT LIMITATION THOSE ASSERTING LABORERS', MECHANICS' OR MATERIALMEN'S LIENS (EXCEPT LIENS OR CLAIMS FOR LABOR, MATERIAL, OR EQUIPMENT FOR WHICH THE OWNER HAS NOT PAID THE DESIGN/BUILDER), OR ARISING OUT OF ANY ACTUAL OR ALLEGED VIOLATION OF LAWS, CODES, REGULATIONS, RULES, ORDINANCES OR ORDERS OF ANY PUBLIC AUTHORITY OCCASIONED BY THE NEGLIGENCE OR OTHER ACTS OR OMISSIONS OF DESIGN/BUILDER, THEIR RESPECTIVE AGENTS OR EMPLOYEES OR ANY PARTY FOR WHICH ANY OF THEM MAY BE LIABLE, AND REGARDLESS OF WHETHER SUCH IS CAUSED IN PART BY THE NEGLIGENT, STRICT LIABILITY OR OTHER ACT OR OMISSION OF A PARTY OR PARTIES INDEMNIFIED HEREUNDER; PROVIDED, HOWEVER, THE FOREGOING INDEMNITY SHALL NOT INCLUDE THE PORTION OF SUCH CLAIMS, DEMANDS OR CAUSES OF ACTION FOR WHICH A PARTY INDEMNIFIED HEREUNDER IS DETERMINED TO BE LIABLE DUE TO ITS OWN INDEPENDENT ACTS OR OMISSIONS.

          THE FOREGOING INDEMNIFICATION OBLIGATIONS SHALL NOT BE CONSTRUED TO NEGATE, ABRIDGE OR OTHERWISE REDUCE ANY OTHER RIGHTS OR OBLIGATIONS OF INDEMNITY WHICH WOULD OTHERWISE EXIST IN FAVOR OF A PARTY INDEMNIFIED HEREUNDER NOR SHALL IT LIMITED IN ANY WAY BY ANY LIMITATION ON THE AMOUNT OR TYPE OF DAMAGES, COMPENSATION OR BENEFITS PAYABLE UNDER WORKERS' OR WORKMEN'S COMPENSATION ACTS,

DISABILITY BENEFIT ACTS OR OTHER EMPLOYEE BENEFIT ACTS. THE INDEMNITY OBLIGATIONS CONTAINED IN THIS SECTION XIII SHALL SURVIVE ANY COMPLETION, TERMINATION, ABANDONMENT OR EXPIRATION OF THIS AGREEMENT.

          Section XIV.  Liens
                        -----

          A. Design/Builder shall not voluntarily permit any laborer's, materialmen's, mechanics', or other similar lien to be filed or otherwise imposed on any part of the Work or the property on which the Work is performed. If any laborer's, materialmen's, mechanics, or other similar lien or claim thereof is filed and Design/Builder does not cause such lien to be released and discharged forthwith or file a bond in lieu thereof, Owner shall have the right to pay all sums necessary to obtain such release and discharge and deduct all amounts so paid from the Contract Sum. Design/Builder shall indemnify and hold harmless Owner from all claims, losses, demands, causes of action or suits of whatever nature arising out of any such lien.

          B. Design/Builder shall and hereby does subordinate any and all liens, rights and interest (whether choate or inchoate and including, without limitation, all mechanics' and materialmen's liens under the applicable laws and statutes of the state of the situs of the project) owned, claimed or held, or to be owned, claimed or held by Design/Builder or anyone else acting or claiming through or under Design/Builder in and to any part of the Work or the property on which the Work is performed, to the liens securing payments of sums now or hereafter borrowed by Owner in connection with construction of the Improvements. Design/Builder shall execute such further and additional evidence of the subordination of any and all liens, rights and interest as Owner's lenders may require, including the form of Subordination Agreement attached hereto as Exhibit G. The subordination of lien is made in consideration of and as an
---------
inducement to the execution and delivery of this Agreement, and shall be applicable despite any dispute between the parties hereto or any others, or any default by Owner under the Contract Documents or otherwise.

          C. Design/Builder shall include in every subcontract relating to the Work (including without limitation the electrical, mechanical, foundation and excavation, and elevator subcontracts) to which it is a party and in each and every lower tier subcontract, provisions (i) that the person or entity doing work, performing labor or furnishing materials pursuant to each subcontract agrees to subordinate any mechanics' or materialmen's lien or any other claim against any part of the Work or the property on which the Work is performed for or on account of any work done, labor performed or materials furnished under the Contract Documents or such subcontract to the liens securing payment of sums now or hereafter borrowed by Owner or applicable rights of any industrial or development district or other governmental or quasi-governmental entity in connection with construction of the Improvements, (ii) that the required subordinations are made in consideration of and as an inducement to the execution and delivery of this Agreement and the subcontract in which it appears, and shall be applicable despite any dispute between or among Owner, Design/Builder or any subcontractor or any default by Owner, Design/Builder or any subcontractor under the Contract Documents or any other subcontract or agreement and (iii) that Owner and Owner's lenders are express third party beneficiaries who have supplied consideration for such subordinations.

          Section XV.  Bonds
                       -----

          A. Design/Builder shall obtain and maintain during the performance of the Work a performance bond and a labor and material payment bond, with obligee rider, each in form and substance satisfactory to Owner. The initial penal sum for each such bond shall be in an amount equal to the Contract Sum and thereafter the penal sums will be adjusted to reflect any adjustments to said Contract Sum. It is understood by Design/Builder and its surety that the penal sum will automatically be deemed equal to the Contract Sum as adjusted from time to time. To evidence the above automatic adjustments of the penal sums, Design/Builder shall provide to Owner and Owner's lender on a quarterly basis (or at such other times as Owner or Owner's lender may request) a written instrument executed by the surety evidencing such adjustments of the penal sums for each such bond. Such bonds shall be issued by independent corporate surety of recognized financial standing satisfactory to Owner. The cost of the premiums for such bonds is included in the Estimated Design/Builder's Cost and the Guaranteed Maximum Cost. All refunds, credits or dividends, if any, from any such premiums shall be calculated at Final Payment and shall accrue to Owner.

          B. Any performance bond or labor and material payment bond furnished by Design/Builder shall not include, and specifically excludes, the work included in the Design Contract Scope of Work.

          Section XVI.  Independent Contractor
                        ----------------------

          In performing its obligations hereunder, Design/Builder shall be deemed an independent contractor and not an agent or employee of Owner. Design/Builder shall have exclusive authority to manage, direct, and control the Work. Owner is interested in only the results obtained and not in the methods used in achieving the results.

          Section XVII.  Inspection and Audit
                         --------------------

          A. Design/Builder represents that it has inspected the location of the Work and has satisfied itself as to the condition thereof and that the Contract Sum is just and reasonable compensation for all the Work, including all foreseen or foreseeable risks, hazards, and difficulties in connection therewith.

          B. Owner at all times shall have access to the Work for inspection thereof, but shall not be obligated to conduct any such inspection. Design/Builder shall provide proper and safe facilities for such access and inspection. If any of the Work is required to be inspected or approved by any public authority, Design/Builder shall cause such inspection or approval to occur.

          C. Design/Builder understands and acknowledges that Owner's lenders require periodic inspection and certification by an independent architect designated and engaged by lender and by other authorities and agencies. Design/Builder agrees to make the site available at all reasonable times for such inspections and shall coordinate with Owner's Representative (as hereinafter defined) as requested.

          D. No inspection performed or failed to be performed by Owner hereunder shall be a waiver of any of Design/Builder's obligations hereunder or be construed as an approval or acceptance of the Work of any part thereof.

          E. Design/Builder shall check all materials and labor entering into the Work and shall keep full and detailed accounts thereof.

          F. In addition to Owner's other rights with regards to subcontracts entered into by Design/Builder, Owner shall be permitted to review and audit such subcontracts and the scope of work set forth therein. Owner shall have access to the Work and the right to audit all Design/Builder's books, records, correspondence, instructions, drawings, receipts, vouchers and memoranda relating to the Work, and Design/Builder shall preserve all such records for a period of four (4) years after the Final Payment hereunder.

          G. It is understood and agreed that this Agreement, the General Conditions of the Contract includes as Exhibit I hereto and the other Contract
                                       ---------
Documents provide for Owner's review and/or approval of various aspects of the design, construction and performance of the Work. Anything to the contrary expressed or implied by the Contract Documents or otherwise notwithstanding, an such reviews and approvals shall be solely for the benefit of Owner and may be exercised or omitted in Owner's sole discretion. Owner shall have no obligation to conduct any review or inspection or to express or submit any approval, and neither the doing so nor the failure to do so shall create or impose any duty, obligation or liability on Owner. It is further expressly understood and agreed that no review, inspection or approval shall create any rights in any architects, subcontractors or suppliers engaged by Design/Builder or in any other third parties.

          Section XVIII.  Survey; Record Drawings
                          -----------------------

          A. Concurrent with the Final Request for Payment, Design/Builder shall furnish as-built surveys showing the exact locations of all structures and water, sewer, gas, telephone, cable, cable TV and electric lines and mains and of all easements for such utilities then existing. Such surveys shall be prepared by a licensed surveyor who shall certify that the Improvements are installed and erected entirely upon the Exhibit A property and within the
                                        ---------
building restriction lines, if any, and do not overhang or encroach upon any easement or right-of-way of others.

          B. During the progress of the Work, Design/Builder shall mark record drawings to show the actual installation where the installation varies substantially from the Work as originally shown, giving particular attention to information on concealed elements that would be difficult to measure and record at a later date. Design/Builder shall submit the marked-up record drawings prior to Completion, preparing such documents so as to provide Owner with an as-built set of documents depicting the Project as constructed. Where changes and information are indicated on shop drawings, Design/Builder shall provided sepias or vellums of such drawings as supplements to the record drawings. The drawings shall be reviewed by Owner and returned to Design/Builder with comments. Design/Builder shall make corrections necessary and submit the originals of the final drawings to Owner.

          Section IX.  Termination
                       -----------

          A. If Design/Builder fails to commence the design or construction of the Work in accordance with the provisions of this Agreement or diligently prosecute the design or construction of Work to completion thereof in a diligent, efficient, timely, workmanlike, skillful and careful manner and in strict accordance with the provisions of the Contract Documents (including the Scheduled Completion Date), to use an adequate amount or quality of personnel or equipment to complete the Work without undue delay, to perform any of its obligations under the Contract Documents, or to make prompt payments to its subcontractors, materialmen or laborers, then Owner shall have the right, if Design/Builder shall not cure any such default after seven (7) days written notice thereof (or, if such default is of such a nature as to be incapable of cure within such period, shall not commence action to cure said default within such period and thereafter diligently and continuously pursue such action to complete such cure promptly, and in all events within thirty (30) days of such notice), to (i) terminate this Agreement, (ii) take possession of and use all or any part of Design/Builder's materials, equipment, supplies, and other property of every kind used by Design/Builder in the performance of the Work and to use such property in the completion of the Work, or (iii) complete the design and construction of the Project in any manner it deems desirable, including engaging the services of other parties therefor. Any such act by Owner shall not be deemed a waiver of any other right or remedy of Owner. If after exercising any such remedy the cost to Owner of the performance of the balance of the Work is in excess of the unpaid portion of the Contract Sum, Design/Builder shall be liable for and reimburse Owner such excess.

          B. If Owner fails to perform any of its obligations hereunder, Design/Builder shall have the right to give Owner written notice thereof, stating the nature of the default. If Owner does not cure such default within thirty (30) days after receipt of such notice, Design/Builder shall have the right to terminate this Agreement by giving Owner written notice thereof at any time thereafter while such default remains uncured and payment shall be made to Design/Builder for all Work executed and for any proven loss sustained upon any materials, equipment, tools, construction equipment and machinery, and reasonable demobilization costs and fee earned to date of termination.

          C. Owner may, if Design/Builder neglects to prosecute the Work properly or to perform any provision of the Contract Documents, or otherwise does, or omits to do, anything whereby safety or proper construction may be endangered or whereby damage or injury may result to person or property, after three (3) days written notice to Design/Builder, without prejudice to any other remedy Owner may have, make good all work, material, omissions or deficiencies, and may deduct the cost therefor from the Contract Sum, but no action taken by Owner hereunder shall affect any of the other rights or remedies of Owner granted by this Agreement or by law or relieve Design/Builder from any consequences or liabilities arising from such acts or omissions.

          D. It is recognized that if Design/Builder is adjudged a bankrupt, or makes a general assignment for the benefit of creditors, or if a receiver is appointed for the benefit of its creditors, or if a receiver is appointed on account of its insolvency, such could impair or frustrate Design/Builder's performance of this Agreement. Accordingly, it is agreed that upon the occurrence of any such event, Owner shall be entitled to request of Design/Builder or its successor in interest adequate assurance of future performance in accordance with the terms and conditions hereof. Failure to comply with such request within ten (10) days of delivery of the request shall entitle Owner to terminate this Agreement and to the accompanying rights set forth above in Section XIX(A). In all events pending receipt of adequate assurance of performance and actual performance in accordance therewith, Owner shall be entitled to proceed with the Work with its own forces or with other contractors on a time and material or other appropriate basis the cost of which will be backcharged against the Contract Sum hereof.

          E. Owner hereby reserves the right to terminate this Agreement without regard to fault or breach upon written notice to Design/Builder, effective immediately unless otherwise provided in said notice. In the event of such termination, Owner shall pay as the sole amount due to Design/Builder in connection with the Project (i) costs reimbursable hereunder for Work performed to date plus Design/Builder's Fee on such costs (except retainage sums shall not be paid prior to thirty (30) days following the date of termination); and (ii) reasonable cost of termination. Such sums will be due and payable on the same conditions as set forth in Section IX hereof, for Final Payment to the extent applicable. Upon receipt of such payment, the parties hereto shall have no further obligations to each other except for Design/Builder's obligations to perform corrective and/or warranty work and to indemnify Owner as provided in the Contract Documents for only that work performed prior to the date of termination. No fee or other compensation shall be due or payable for unperformed Work. Design/Builder agrees that each subcontract and purchase order will reserve for Design/Builder the same right of termination provided by this Section XIX(E), and Design/Builder further agrees to require that comparable provisions be included in all lower tier subcontracts and purchase orders.

          F. It is recognized and acknowledged that Owner (of affiliated or related entities of Owner) by separate agreement(s) has engaged (and may engage) Contractor as a contractor with respect to one or more other construction projects. Accordingly it is hereby agreed that any breach or default by Contractor under this Agreement, or under any other agreement between Owner (or affiliated or related entitled of Owner) and Contractor shall also be deemed a breach or default under any and all agreement(s) between the parties. It is further agreed that to the extent such breach or default entitles Owner (or affiliated or related entitles of Owner) to exercise any particular right or remedy with respect to one agreement, Owner (or affiliated or related entities of Owner) shall also be entitled to exercise said right or remedy with respect to any other agreement(s).

          G. In the event that termination of Design/Builder or its successor in interest pursuant to Section XIX(A) or (D) was wrongful, such termination will be deemed converted to a termination for convenience pursuant to Section XIX(E) and Design/Builder's remedy for wrongful termination in such event shall be limited to the recovery of the payments permitted for termination for convenience as set forth in Section XIX(E).

          H.  The rights and remedies of Owner and Design/Builder under this
Section XIX shall be non-exclusive, and shall be in addition to all the other remedies available to such parties at law or in equity, subject, however, in the case of Design/Builder, to the limitations contained in Sections XIX(E) and (F) and other provisions of this Agreement.

          Section XX.  Notices
                       -------

          All notices to be given hereunder shall be in writing, and all payments to be made hereunder shall be by check, and may be given, served or made by telecopy (with hard copy to follow) or by depositing the same in the United States mail addressed to the authorized Representative (as specified in Section XXX hereof) of the party to be notified, postage prepaid and registered or certified with return receipt requested or by delivering the same in person to the said authorized Representative of such party. Notice deposited in the mail in accordance with the provisions hereof shall be effective unless otherwise stated in such notice or in this Agreement from and after the fourth day next following the date postmarked on the envelope containing such notice, or when actually received, whichever is earlier. Notice given in any other manner shall be effective only if and when received by the party to be notified. All notices to be given to the parties hereto shall be sent to and made at the addresses heretofore set forth. The parties hereto shall have the right to change their respective addresses on fifteen (15) days written notice specifying the new address.

          The parties' respective addresses for notice and payment purposes are:

          If to Owner:             Wells Operating Partnership, L.P.
                                   c/o Wells Capital, Inc.
                                   Attn.: Senior Vice President Asset Management
                                   6200 The Corners Parkway, Suite 250
                                   Norcross, Georgia 30092
                                   Fax: (770) 200-8199

          with a copy to:          Troutman Sanders LLP
                                   Attn.: Mr. John W. Griffin
                                   600 Peachtree Street, N.E., Suite 5200
                                   Atlanta, Georgia 30308-2216
                                   Fax: (404) 962-6577 and (404) 885-3900

          with a copy to:          Champion Partners, Ltd.
                                   Attn.: Robert D. Poynor
                                   15601 Dallas Parkway, Suite 100
                                   Addison, Texas 75001
                                   Fax: (972) 490-5599

          If to Design/Builder:    Thos. S. Byrne, Inc.
                                   Attn.: Keith Bjerke
                                   2777 Stemmons Freeway, Suite 998
                                   Dallas, Texas 75207
                                   Fax: (214) 267-0926

Telecopy notices shall not be effective unless confirmation of receipt is provided. The parties agree to provide immediate confirmation of receipt of telecopy communication.

          Section XXI.  Title of Work
                        -------------

          Immediately upon the performance of any part of the Work, as between Design/Builder and Owner, title thereto shall vest in Owner; provided, however, the vesting of such title shall not impose any obligations on Owner or relieve Design/Builder of any of its obligations hereunder.

          Section XXII.  Waiver
                         ------

          No consent or waiver, express or implied, by either party to this Agreement to or of any breach or default by the other in the performance of any obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default by such party hereunder. Failure on the part of any party hereto to complain of any act or failure to act of the other party or to declare the other party in default hereunder, irrespective of how long such failure continues, shall not constitute a waiver of the rights of such party hereunder. Inspection by, payment by, or tentative approval or acceptance by Owner or the failure of Owner to perform any inspection hereunder, shall not constitute a final acceptance of the Work or any part thereof and shall not release Design/Builder of any of its obligations hereunder.

          Section XXIII.  Conflicts
                          ---------

          In case of conflicts between the provisions of this Agreement, any ancillary documents executed contemporaneously herewith or prior hereto, or any other of the Contract Documents, the provisions of this Agreement (including all exhibits) shall prevail.

          Section XXIV.  Work in Progress
                         ----------------

          A. Design/Builder shall protect and prevent damage to all unfinished phases of Work, including but not limited to the protection thereof from damage by the elements, theft, or vandalism.

          B. Design/Builder shall use reasonable efforts to complete and make available portions of the Project for occupancy by Owner or its tenants prior to the Scheduled Completion Date provided such occupancy does not delay the Project. Any such early occupancy shall be pursuant to an appropriate agreement setting forth (i) responsibility for utility cost; (ii) commencement of warranty obligations for the portion of the Improvements to be occupied; (iii) insurance to be maintained by Owner or its tenants and their respective separate contractors; and (iv) appropriate modification of Design/Builder's obligation to indemnify Owner for Owner's partial negligence as such indemnity relates to the area(s) to be occupied. As portions of the Project are completed and occupied, Design/Builder shall ensure that continuing construction activity will not unreasonably interfere with the use or occupancy of the completed portions thereof. Design/Builder recognizes that Owner and/or its tenant for the Project will engage other contractors who will be performing other work at and within the Project, and Design/Builder accepts such ongoing activity as a site condition relative to its Work, and its schedule, costs and fee include time and monies associated with performing work in such manner. Design/Builder will permit other contractors who are performing tenant work or other work in the Project access to the Project and coordinate the Work with the work of such separate contractors so that the work by such other contractors and the Work under this Agreement do not interfere with each other.

          Section XXV.  Compliance with Laws
                        --------------------

          Any provisions hereof the contrary notwithstanding, Design/Builder shall observe and abide by and perform all of its obligations hereunder in accordance with all applicable laws, rules and regulations of all governmental authorities having jurisdiction, including the Federal Occupational, Safety and Health Act, the Americans with Disabilities Act, Texas Accessibility Standards, and environmental statutes. Design/Builder shall not transport, store or introduce to the Project, nor specifically for use in its design or construction, any hazardous substances, as that term is used in the promulgations of the Environmental Protection Agency or The Texas Natural Resources Conservation Commission.

          Section XXVI.  Personnel
                         ---------

          All personnel used by Design/Builder in the performance of the Work shall be qualified by training and experience to perform their assigned tasks. At the request of Owner, Design/Builder shall not use in the performance of the Work any personnel deemed by Owner to be incompetent, careless, unqualified to perform the work assigned to him, or otherwise unsatisfactory to Owner. It is specifically agreed that Design/Builder's Project Manager shall be Damon Norman, and its Superintendent shall be Ed Gaston. The Project Manager will devote such time to Work as necessary to properly perform his respective duties to assure that the Work will be diligently prosecuted in accordance with the Contract Documents and the Project Manager win continue such role unless prior release is approved or directed by Owner's Representative. The Superintendents and other approved personnel other than the Project Manager will be engaged in the prosecution of the Work continuously on an exclusive, full time basis until their role is completed, unless prior release is approved or directed by Owner's Representative or unless such personnel shall cease to be employed by Design/Builder. Replacement of or addition to such key personnel shall similarly be subject to prior approval by Owner. Design/Builder further agrees not to remove from the Work any employee that Owner considers to be necessary for the proper performance of the Work without the prior approval of Owner.

          Section XXVII.  Design/Builder's Warranties
                          ---------------------------

          Design/Builder represents and warrants that: (i) it is financially solvent, able to pay its debts as they mature, and possessed of sufficient working capital to complete this Agreement; (ii) it is able to furnish the plant, tools, materials, supplies, equipment and labor, and is experienced in and competent to perform the Work contemplated by this Agreement; (iii) it is qualified to do the work herein and is authorized to do business in the State where the Project is located; and (iv) it holds a license, permit or other special license to perform the services included in this Agreement, as required by law, or employs or works under the general supervision of the holder of such license, permit or special license.

          Section XXVIII.  Defects
                           -------

          A. Design/Builder shall (i) re-execute any parts of the Work that fail to conform with the requirements of this Agreement that appear in the progress of the Work, (ii) remedy any defects in the Work due to faulty materials or workmanship which appear within a period of two (2) years of Substantial Completion of the Project, or within such longer period of time as may be set forth in the Drawings and Specifications or other Contract Documents; and (iii) replace, repair or restore any parts of the Project or furniture, fixtures, equipment or other items placed therein (whether by Owner or any other party) that are injured or damaged by any such parts of the Work that do not conform to the requirements of this Agreement or defects in the Work. The provisions of this Section XXVIII apply to work done by subcontractors of Design/Builder as well as work done directly by employees of Design/Builder, but shall not apply to corrective work attributable solely to the acts or omissions of any separate contractor of Owner. The cost to Design/Builder of performing any of its obligations under this Section XXVIII shall not be included in the Contact Sum and Design/Builder shall bear all extra costs such as additional architectural, engineering and design services related to such corrective work.

          B. All corrective work shall be at no cost to Owner. If, however, Owner and Design/Builder deem it inexpedient to require the correction of Work damaged or not done in accordance with the Contract Documents, an equitable deduction from the Contract Sum shall be made by agreement between Design/Builder and Owner. Until such settlement, Owner may withhold such sums as Owner deems just and reasonable from monies, if any, due Design/Builder.

          C. Design/Builder's express warranty herein shall be in addition to, and not in lieu of any other remedies Owner may have under this Agreement, at law, or in equity for defective Work.

          D. After the date of Substantial Completion, Design/Builder shall grant to Owner or such other or additional parties as Owner may specify, a nonexclusive assignment, of all warranties and guaranties in connection with the Project, whether given by Design/Builder or any other contractors, manufacturers, suppliers and vendors of Design/Builder with respect to the Improvements and any materials used in the construction and installation thereof. Design/Builder shall obtain with respect to the roof of the Project in connection with initial construction: (a) a warranty for a period of two years from the date of Substantial Completion on all labor and materials, and (b) a warranty for a period of 20 years from the date of Substantial Completion on the materials.

          Section XXIX.    Confidentiality and Media Communications
                           ----------------------------------------

          A. Owner is furnishing Design/Builder with certain information in connection with Owner, Developer and the Project. As a condition to the receipt of such information, Design/Builder agrees to treat confidentially any information concerning the Developer, Owner or the Project which is furnished to Design/Builder or of which Design/Builder becomes aware, whether furnished or discovered before or after the date of this Agreement, together with analyses, compilations, studies or other documents or records prepared by Design/Builder or its directors, officers, employees, advisors or representatives, all such information being referred to herein as the "Material".

          B. Design/Builder hereby agrees that the Material will be used solely for the purpose of performance under this Agreement and that the Material win be kept confidential by Design/Builder and its representatives; provided, however, that any of the Material may be disclosed to Design/Builder's representatives who need to know the information contained therein for the purpose described above, it being understood that (i) such representatives shall be informed by Design/Builder of the confidential nature of such information and Design/Builder shall cause such representatives to treat such information confidentially, (ii) Design/Builder shall maintain a list of those persons to whom such information has been disclosed, which list shall be presented to Developer upon request, and
(iii) in a any event Design/Builder shall be responsible for any breach of this Agreement by any of its representatives.

          C. Without the prior written consent of Owner, Design/Builder will not, and will direct Design/Builder's representatives to not, disclose the Material or to disclose to any person the fact that the Material has been made available to Design/Builder or that Design/Builder has inspected any portion of the Material. Without limitation on the foregoing, Design/Builder and its representatives will not discuss the Material, including any prospective site locations for the Project with members of the press, brokers or any other persons.

          D. It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this provision of the Agreement and that Owner shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such remedy for breach. Such remedy shall not be deemed to be exclusive remedy for breach of this Agreement but shall be in addition to all other remedies available at law or equity to Owner.

          E. The provisions relating to confidentiality in this Section of the Agreement shall survive any termination of or completion of performance under this Agreement.

          Section XXX.  Representatives
                        ---------------

          A. Developer shall be Owner's representative with respect to the Project, authorized to act on Owner's behalf and with authority to execute any and all instruments requiring Owner's approval, consent, action or instruction. Design/Builder shall communicate with Owner through Developer, and any and all notices and/or submittals required of Design/Builder under this Agreement or any other Contract Document, including without limitation Requests for Payment, Change Orders, requests for extension of time and/or claims for extras, shall be submitted directly to Developer by Design/Builder.

          B. The Developer's Representative, with full authority to execute any and all instruments requiring Developer's approval and to act on behalf of Developer with respect to all matters arising out of this Agreement, is hereby designated to be Robert Poynor unless and until Developer notifies Design/Builder in writing that some other person shall be Developer's Representative.

          C. Design/Builder's Representative with full authority to execute any and all instruments requiring Design/Builder's signature and to act on behalf of Design/Builder with respect to all matters arising out of this Agreement is designated to be either of Keith Bjerke or Damon Norman.

          D. Developer, Owner and Design/Builder each will act in a reasonable manner in the exercise of the rights and authorities granted to the respective parties by this Agreement and the other Contract Document.

          Section XXXI.    Assignment
                           ----------

          A. Except as otherwise provided in this Section XXXI, neither party to this Agreement shall assign this Agreement or sublet it as a whole without the written consent of the other; nor shall Design/Builder assign any monies due or to become due to it hereunder, without the previous written consent of Owner. Owner may, however, assign this Agreement to any related party or entity provided that such related party or entity has also taken title to the Project. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and assigns.

          B. Design/Builder hereby assigns to Owner (and its assigns) all its interest in any subcontracts and purchase orders now existing or hereinafter entered into by Design/Builder for performance of any part of the design and/or construction of the Work which assignment win be effective upon acceptance by Owner in writing and only as to those subcontracts and purchase orders which Owner designates in said writing. Owner may accept said assignment at any time during the course of construction prior to final completion. All subcontracts and purchase orders shall provide that they are freely assignable to Owner and assigns. It is further agreed and understood that such assignment is part of the consideration to Owner for entering into this Agreement and may not be withdrawn prior to final completion.

          Section XXXII.   Lenders' Right to Complete
                           --------------------------

          In the event of a default by Owner under its loan agreement, the unperformed part of this Agreement will be performed by Design/Builder for the benefit and at the expense of Owner's lender, should the lender so elect, provided that there is no interruption in the prosecution of the Work and all obligations of Owner to Design/Builder are paid or performed including payment of progress payments pending at the time of said default. If there are any delays or interruptions as a result of the lender assuming the obligations of Owner for any part of this Agreement, any additional cost involved and any changes in completion or occupancy dates necessitated by such delays or interruptions shall be subject to negotiation between the parties. As further consideration of this Agreement Design/Builder agrees to execute immediately upon request by Owner the Subordination Agreement attached hereto as Exhibit G.
                                                                     ---------

          Section XXXIII.  Limitation of Liability
                           -----------------------

          A. Notwithstanding anything herein to the contrary, in no event shall Design/Builder have any claim against any partners of Owner, or any partners of the partners of Owner, or the officers, directors, employees or shareholders of any corporate partner of Owner or any corporate partner of a partner of Owner, Design/Builder hereby acknowledging that the obligations of Owner are the responsibility solely of the entity so defined and claims, if any, against Owner shall be limited to the assets of Owner, Design/Builder unconditionally waiving any other claims. The foregoing agreement is a part of the consideration for Owner entering into this Agreement with Contractor.

          B. Design/Builder understands and acknowledges that Developer has certain obligations to Owner in connection with the development of the Project, and that Developer is and will seek advances, funding and reimbursement from Owner of amounts owed to Developer, and will submit Design/Builder's Requests for Payment hereunder to Owner for Owner's funding. Design/Builder will, in addition to any other requirements of the Contract Documents, cooperate and comply with Developer's and Owner's requirements and requests regarding submittals in order to facilitate payments from Owner, and acknowledges that delays, incompleteness or irregularities in or lack of substantiation for Design/Builder's Requests for Payment and other submittals may cause delays in or the need for resubmittal of Design/Builder's Requests for Payment and other submittals.

          C. Nothing contained in this Agreement or elsewhere shall create or imply any agreement between Design/Builder and Developer or any obligation of Developer to Design/Builder. Design/Builder acknowledges that its agreement is with Owner only and that neither Design/Builder nor any Subcontractor or Sub-subcontractor shall have any right to payment from or to assert any claim against Developer or any partner, officer, director, employee or shareholder thereof.

          Section XXXIV.   Nondiscrimination
                           -----------------

          Design/Builder agrees that in the performance of its work under this Agreement it will not knowingly violate any applicable laws or regulations prohibiting discrimination in employment.

          Section XXXV.    Construction of Terms
                           ---------------------

          Unless the context clearly intends to the contrary, words singular or plural in number shall be deemed to include the other and pronouns having a masculine or feminine gender shall be deemed to include the other. The term "person" shall be deemed to include an individual, corporation, partnership, trust, unincorporated organization, government and governmental agency or subdivision, as the context shall require.

          Section XXXVI.   Captions
                           --------

          The captions used for the Sections in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of the intent of this Agreement or any Section hereof.

          Section XXXVII.  Governing Law
                           -------------

          This Agreement has been prepared, negotiated and executed in the State of Texas, and shall be governed in all aspects by the laws of the State of Texas.

          Section XXXVIII. Entire Agreement
                           ----------------

          The Contract Documents constitute the entire agreement between the parties hereto with respect to the matters covered thereby. All prior negotiations, representations and agreements with respect thereto not incorporated in such Contract Documents are hereby canceled. This Agreement can be modified or amended only by a document duly executed on behalf of the parties hereto.

          IN WITNESS WHEREOF, this Agreement is hereby executed as of the date first above set forth.


                                WELLS OPERATING PARTNERSHIP, L.P.
                                a Delaware limited partnership

                                By: Wells Real Estate Investment Trust, Inc. a Maryland corporation, its general partner

                                     By:    /s/ Douglas P. Williams
                                            -----------------------
                                     Name:  Douglas P. Williams
                                            -------------------
                                     Title: Executive Vice President
                                            ------------------------


                                THOS. S. BYRNE, INC.
                                a Texas corporation

                                By:    /s/ Keith Bjerke
                                       ----------------
                                Name:  Keith Bjerke
                                       ------------
                                Title: VP. General Manager Dallas
                                       --------------------------

                                   EXHIBIT A

                               LEGAL DESCRIPTION


BEING a tract of land situated in the CORDELIA BOWEN SURVEY, ABSTRACT NO. 56, DALLAS County, Texas, and being all of Lot 7, Block C of DFW FREEPORT, 12TH INSTALLMENT, an Addition to the City of Irving, Texas, recorded in Volume 84246, Page 317, Deed Records of DALLAS County, Texas said tract being more particularly described by metes and bounds as follows:

BEGINNING at a 1/2 inch iron rod with "Halff Assoc., Inc." cap (hereafter referred to as "with cap") found for corner at the North end of a right of way corner clip at the intersection of the Northeast right of way line of Esters Boulevard (80 foot right of way) and the Southeast right of way line of Freeport Parkway (100 foot right of way);

THENCE North 54 degrees 19 minutes 10 seconds East, with said Southeast right of way line of Freeport Parkway, a distance of 57.16 feet to a 1/2 inch iron rod with cap found at the beginning of a curve to the left having a radius of 880.59 feet;

THENCE in a Northerly direction, continuing with said Southeast right of way line and along said curve to the left, through a central angle of 44 degrees 00 minutes 00 seconds, an arc distance of 676.24 feet to a 1/2 inch iron with cap found for corner;

THENCE North 10 degrees 19 minutes 10 seconds East, continuing along said right of way line, a distance of 87.55 feet to a 1/2 inch iron rod with cap found for corner, said point being the Southwest end of a right of way corner clip at the intersection of said Southeast right of way line of Freeport Parkway and the Southwest right of way line of Regent Boulevard (100 foot right of way);

THENCE North 55 degrees 19 minutes 10 seconds East, along said right of way corner clip, a distance of 25.00 feet to a 1/2 inch iron rod with cap found for corner on said Southwest line of Regent Boulevard;

THENCE South 79 degrees 40 minutes 50 seconds East, along said Southwest right of way, a distance of 402.27 feet to a 1/2 inch iron rod with cap found at the beginning of a curve to the right having a radius of 549.97 feet;

THENCE in a Southeasterly direction, continuing with said Southwest right of way line, along said curve to the right, through a central angle of 43 degrees 56 minutes 10 seconds, an arc distance of 421.73 feet to a 1/2 inch iron rod with cap found at the end of said curve;

THENCE, South 35 degrees 44 minutes 40 seconds East, continuing with said Southwest right of way line, a distance of 88.38 feet to a 1/2 inch iron rod with cap found for corner, said point being the Northern most corner of Lot 6, Block C of said 12th Installment;

THENCE South 54 degrees 19 minutes 10 seconds West, departing said Southwest right of way line and along the Northwesterly line of said Lot 6, passing at a distance of 820.00 feet the Western most corner of Lot 6, also being the Northern most corner of Lot 9B, Block C DFW Freeport, 12th Installment Revision, an Addition to the City of Irving, Texas, recorded in Volume 94036, Page 4168, Deed Records, DALLAS County, Texas, and continuing along the Northwesterly line of said Lot 9B, in all a distance of 1208.41 feet to an "X" cut in concrete set on said Northeast right of way line of Esters Boulevard;

THENCE North 35 degrees 40 minutes 50 seconds West, with said Northeast right of way line, a distance of 433.97 feet to a 1/2 inch iron rod with cap found at the South end of the aforementioned corner clip at the intersection of Esters Boulevard and Freeport Parkway;

THENCE North 09 degrees 19 minutes 10 seconds East, with said right of way corner clip, a distance of 25.00 feet to the POINT OF BEGINNING and CONTAINING 647,857 square feet or 14.873 acres of land, more or less.

                                   EXHIBIT B

                              CONTRACT DOCUMENTS



(1) Nissan Motor Acceptance Corporation Conceptual Structural Foundation & Framing Plan, dated February 28, 2001, 4 sheets (S1.01, S2.01, S2.02, S2.03) prepared by Brockette Davis Drake, Inc.

(2) Nissan Motor Acceptance Corporation Specification/Narratives, dated August 30, 2000, prepared by HKS Architects and Brockette Davis Drake, The SWA Group, Blum Consulting Engineering and The Staubach Company, as follows:

     (i)    Interior Space Requirements Program, 16 pages
     (ii)   Architectural/Interior Design Narrative (Shell), 5 pages
     (iii) Architectural/Interior Design Narrative (Interiors), 8 pages, Revised November 27, 2000
     (iv)   Landscape Design Narrative, 1 page
     (v)    MEP Shell Building Outline Specifications, 32 pages
     (vi)   MEP Interior Finishout Narrative, 4 pages

(3)  Developer Scope Summary Form (no date), 4 pages

(4) Site Plan, as prepared by HKS, dated February 21, 2001 (superceded by 4/17/01 set).

(5)  Outline Specification: Roof, Glazing & Elevators, dated February 21, 2001.

(6) Finish System for Preliminary Design, prepared by HKS, dated February 27, 2001.

(7) Yasuda Fire & Marine Insurance Company letter of document review dated August 30, 2000.

(8) HKS Architects' memo of Construction Type Options (for fire rating) not dated.

(9)  HKS Architects' Revised Plans; 6 sheets, dated April 17, 2001.

(10) Blum Consulting Engineers' memo specifications of McQuay equipment, dated April 24,

(11) Geotechnical Investigation Report, prepared by HBC dated August, 1998, Report #42-2053-98.

(12) Contract between Wells Operating Partnership, L.P. and Thos. S. Byrne, Inc. and Exhibits A through I.

                                   EXHIBIT C

------------------------------------------------------------------------------------------------------------------------------------
ACORD(TM)   CERTIFICATE OF LIABILITY INSURANCE                                                                   DATE(MM/DD/YY)
                                                                                                                   09/18/01
------------------------------------------------------------------------------------------------------------------------------------
PRODUCER                                                                             THIS CERTIFICATE IS ISSUED AS A MATTER OF
                                                                                     INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE
TUCKER AGENCY, INC.                                                                  CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT
P.O. BOX 2285                                                                        AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY
                                                                                     THE POLICIES BELOW.
                                                                                     -----------------------------------------------
                                                                                                COMPANIES AFFORDING COVERAGE
                                                                                     -----------------------------------------------
FORTH WORTH, TX 76113                                                                 COMPANY
(817) 336-8620                                                                           A     ST PAUL GUARDIAN INSURANCE CO.
------------------------------------------------------------------------------------------------------------------------------------
INSURED                                                                               COMPANY
             THOS. S. BYRNE, INC.                                                        B     NATL UNION FIRE INS CO OF PITT
                                                                                     -----------------------------------------------
             900 SUMMIT AVENUE                                                        COMPANY
             FORT WORTH, TX 76102                                                        C     THE TEXAS FUND (COMPGROUP ACG)
                                                                                     -----------------------------------------------
                                                                                      COMPANY
                                                                                         D
------------------------------------------------------------------------------------------------------------------------------------
COVERAGES
   THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD
   INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS
   CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS,
   EXCLUSIONS AND CONDITIONS OF SUCH POLICIES, LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
------------------------------------------------------------------------------------------------------------------------------------

 CO                                                       POLICY EFFECTIVE  POLICY EXPIRATION
LTR            TYPE OF INSURANCE          POLICY NUMBER   DATE (MM/DD/YY)   DATE (MM/DD/YY)                  LIMITS
------------------------------------------------------------------------------------------------------------------------------------
      GENERAL LIABILITY                                                                        GENERAL AGGREGATE         $ 2,000,000
                                                                                               -------------------------------------
A     [X] COMMERCIAL GENERAL LIABILITY    KK05100567        10/01/00           10/01/01        PRODUCTS.COMP/OP AGG      $ 2,000,000
                                                                                               -------------------------------------
      [_][_] CLAIMS MADE: [X] OCCUR                                                            PERSONAL & ADV INJURY     $ 1,000,000
                                                                                               -------------------------------------
      [_] OWNERS & CONTRACTORS PROT                                                            EACH OCCURRENCE           $ 1,000,000
                                                                                               -------------------------------------
A     [X] Contractual Liability                                                                FIRE DAMAGE (Any one fire) $  100,000
          ---------------------                                                                -------------------------------------
                                                                                               MED EXP (Any one person)  $    10,000
------------------------------------------------------------------------------------------------------------------------------------
      AUTOMOBILE LIABILITY
A     [X] ANY AUTO                        KK09100967-01     10/01/00           10/01/01        COMBINED SINGLE UNIT      $ 1,000,000
                                                                                               -------------------------------------
      [_] ALL OWNED AUTOS                                                                      BODILY INJURY             $
                                                                                               (Per person)
                                                                                               -------------------------------------
      [_] SCHEDULED AUTOS

A     [X] HIRED AUTOS                                                                          BODILY INJURY             $
                                                                                               (Per accident)
                                                                                               -------------------------------------
A     [X] NON-OWNED AUTOS
      [_]                                                                                      PROPERTY DAMAGE           $
         -------------------------
      [_]
------------------------------------------------------------------------------------------------------------------------------------
      GARAGE LIABILITY                                                                         AUTO ONLY-EA ACCIDENT     $
                                                                                               -------------------------------------
      [_] ANY AUTO                                                                             OTHER THAN AUTO ONLY:
                                                                                               -------------------------------------
                                                                                                     EACH ACCIDENT       $
      [_]                                                                                      -------------------------------------
         -------------------------
      [_]                                                                                               AGGREGATE        $
------------------------------------------------------------------------------------------------------------------------------------
      EXCESS LIABILITY                                                                         EACH OCCURRENCE           $50,000,000
                                                                                               -------------------------------------
B     [X] UMBRELLA FORM                   RE739258          10/01/00           10/01/01        AGGREGATE                 $50,000,000
                                                                                               -------------------------------------
      [_] OTHER THAN UMBRELLA FORM                                                                                       $
------------------------------------------------------------------------------------------------------------------------------------
      WORKERS COMPENSATION AND                                                                    WC STATU-    OTH
      EMPLOYERS' LIABILITY                                                                        TORY LIMITS   ER
                                                                                               -------------------------------------
                                                                                               EL EACH ACCIDENT          $   500,000
                                                                                               -------------------------------------
C     THE PROPRETOR/      [X] INCL        TSP0001096801    04/01/01            04/01/02        EL DISEASE-POLICY LIMIT   $   500,00
                                                                                               -------------------------------------
      PARTNERS/EXECUTIVE
      OFFICERS ARE:       [_] EXCL                                                             EL DISEASE-EA EMPLOYEE    $   500,000
------------------------------------------------------------------------------------------------------------------------------------
      OTHER


------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

   CERTIFICATE HOLDER & WELLS OPERATING PARTNERSHIP, L.P. ARE ADDITIONAL INSURED
   ON ALL POLICIES EXCEPT WORKERS COMPENSATION. WAIVER OF SUBROGATION IN FAVOR OF
   CERTIFICATE HOLDER & WELLS OPERATING PARTNERSHIP, L.P.
------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE HOLDER                                                   CANCELLATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                      SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE
                                                                      THE EXPIRATION DATE THEREOF. THE ISSUING COMPANY WILL ENDEAVOR
             CHAMPION PARTNERS, LTD.                                  TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED
             15601 DALLAS PKWY                                        TO THE LEFT. BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO
             SUITE 100                                                OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS
             ADDISON, TX 75001                                        AGENTS OR REPRESENTATIVES.
                                                                  ------------------------------------------------------------------
                                                                   AUTHORIZED REPRESENTATIVE
                                                                   TRACY TUCKER
                                                                               /s/ Tracy Tucker
------------------------------------------------------------------------------------------------------------------------------------
ACORD 25-3(1795)                                                                                             ACORD CORPORATION 1988
------------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT D

                                  ALLOWANCES


The following allowances, which total $5,445,243 in the aggregate, are to be included within the scope of the Project (i.e. the Improvements) as part of the work to be performed by the General Contractor:

(a)  $350,000 for dual feed electrical service.

(b) $25,000 for demounting and relocating two existing generators. (This does not include the provisions for a new third generator to be included in the Project scope)

(c)  $1,330,000 for date/voice cabling.

(d)  $1,350,000 for kitchen/servery/dining equipment and finish out.

(e) $132,000 for the finish-out of the Document Preparation and Computer Setup/Storage Room.

(f)  $35,000 for blackout draperies/shades for conference rooms only.

(g) $60,000 for elevator finish upgrade above standard finish provided by elevator company.

(h) $30,000 for the design, construction and installation of the lobby area reception/security desk.

(i) $15,000 for the second floor atrium balcony railing above the first floor main lobby entrance.

(j) Material allowances for furnishing and installing the following floor finishes per the Preliminary Plans and the HKS, Inc. Finish System Schedule are as follows, which when taken in the aggregate shall not exceed $970,798:

     1.   Carpet Tile -- $26.50 per square  yard
     2.   Rubber Base - $1.00 per linear foot
     3.   Natural Stone - $20.00 per square foot
     4.   Ceramic Tile - $7.00 per square foot
     5.   Quarry Tile - $6.00 per square foot
     6.   Vinyl Composition Tile - $1.10 per square foot
     7.   Rubber Flooring - $7.00 per square foot
     8.   Wood Flooring - $10.00 per square foot

(k) $50,000 for project signage. (This is to include all required interior/exterior code related signs, tenant interior and exterior building mounted or monument signs, and all site traffic directional signs.)

(l) $20,000 for illuminating the north, west and south walls of the building by using ground mounted up lights.

(m) $450,000 for landscaping. (This is to include all landscape materials, irrigation requirements, exterior hardscape features, and only the premium for materials incorporated into concrete flatwork)

(n)  $33,000 for the five break room areas' appliances. (This is to include ten
     (10) refrigerators @ $1,500 each, five (5) ice makers @ $900 each, five (5) dishwashers @ $600 each, ten (10) microwave ovens @ $400 each, and five (5) sinks with disposals @ $600 each, and installation).

(o) $73,000 for the five (5) break room areas for millwork, bars, counters, and upper/lower cabinets.

(p) $20,800 for built in Men's and Women's Fitness Area lockers. (This is to cover material and installation @ $400 each for 17 women's and 35 men's full height plastic laminate finish lockers with combination locks.)

(q) $60,000 for a pedestrian canopy. (This is based on a metal deck canopy 10' wide x 350' long x 8' height, supported on tubular steel columns, complete with piers, painting, and lighting.)

(r)  $20,000 for stone enhanced features at the exterior of the main entrance.

(s) $40,000 for Armourcoat wall finishes. (This assumes a material allowance of $10.00 per square foot, and that such material will be specified for the Main Lobby and other core area wall finishes.)

(t) $15,000 for nine (9) pair of fire rated magnetic hold-open doors with frames and hardware at the main interior transfer stair.

(u) $20,000 for two (2) stackable/folding doors. (This assumes an allowance of $250 per linear foot for material, track, framing, and installation of doors two 10' high x 45' long.)

(v) $150,000 for millwork cabinets, counters, and shelving in copy rooms, main rooms, utility rooms, closets, child care areas, and fitness area desk. (This assumes all millwork to have plastic laminate finishes with melamine shelving.)

(w)  $110,000 for all window blinds/covering.

(x) $5,600 for two (2) 30' aluminum flag poles, complete with internal halyards, foundations, base plates, and installations.

(y) $20,000 for power assisted handicap compatible doors (main front and back entrance doors).

(z) $4,000 for ten (10) 52" four-blade variable speed, reversible motor ceiling fans for the Fitness Center workout and aerobics areas.

(aa) $20,000 for material and installation of specialty accent and feature lighting.

(bb) $20.00 per square yard (not to exceed $17,400 in total) for fabric wallcovering over tackable substrate on longest sidewalls of the Training/Video Conference and Reserved Dining Rooms.

(cc) $15.00 per square yard (not to exceed $18,645 in total) for vinyl wallcovering in the rest rooms and dining rooms.

For items (j), (bb) and (cc) above, the aggregate or total dollar allowance for each is based upon measured areas calculated by the General Contractor in its review of the Preliminary Plans. In the event any of such areas so calculated by the General Contractor is less than the actual such area, the allowance set forth in (j), (bb) or (cc) above, whichever is applicable, shall be increased to the lesser of (x) the actual aggregate or total cost of such item, or (y) the amount based on the actual such area (or the actual pertinent dimension of such area, as applicable) multiplied by the applicable per square yard, per square foot or per linear foot allowance, with the increase of the amount as determined in accordance with the foregoing provisions of this grammatical paragraph over the amount currently set forth above in (j), (bb) or (cc) to be paid for by the Landlord or the General Contractor directly or out of their respective contingencies.

                                   Exhibit E

                               Project Schedule



     . Start of Construction: Estimated to be January 8, 2002, but no later than January 30, 2002

     . Substantial Completion: 380 calendar days following Notice to Proceed (380 days includes 30 weather days)

     . Provide Owner with notice of completion 35 days prior to Substantial Completion

     . Computer/Telecommunication Room Completion : 45 days prior to Substantial Completion date

     .  Commissioning Phase:  21 days prior to Substantial Completion

     .  Installation of Initial FF&E:  14 days prior to Substantial Completion

     .  Completion of Punch List : Within 45 days following Substantial
        Completion

                                   EXHIBIT G

                      CONTRACTOR'S CONSENT AND AGREEMENT
                      ----------------------------------


          The undersigned ("Contractor") acknowledges the assignment by ________ __________________________________________ ("Owner"), to _______________________
("Lender"), as additional security for the obligations of Owner under a Construction Loan Agreement ("Loan Agreement") between Owner (as Borrower) and Lender (as Lender), dated __________________ of Owner's rights (but not Owner's obligations) under the Construction Contract and any future modifications of the Construction Contractor change orders ("Contract") between Owner and the Contractor pertaining to the project contemplated by the Loan Agreement, such project to be located upon certain real property described on Exhibit "A"
                                                              -----------
attached hereto and made a part hereto (the "Property"). Contractor hereby consents to such assignment and represents and warrants to and agrees with Lender as follows:

          1.   The copy of the Contract attached hereto as Exhibit "B" is a
                                                           -----------
true, correct and complete copy of the Contract, the Contract has not been changed or modified, and the Contract is in full force and effect.

          2. If Owner defaults under the Loan Agreement, Lender may elect by a specific request in writing to (i) have Contractor continue performance under the Contract, in which case Contractor shall thereafter perform under the Contract pursuant to the remainder of this Paragraph 2, or (ii) have Contractor stop work on the project and vacate the Property, in which case Contractor shall promptly do so. If Lender elects by specific request in writing to have Contractor continue or recommence to perform work under the Contract, Contractor shall continue or recommence performance on Lender's behalf under the Contract in accordance with the terms thereof, provided that Contractor shall be reimbursed in accordance with the Contract requested by Lender following such notice. Contractor will look solely to the Owner for all sums owing under the Contract attributable to periods of time prior to the date Contractor begins to act on Lender's behalf and at Lender's specific request. Contractor's agreement to act under the Contract for Lender will not depend upon Contractor being paid any sums owing by the Owner under the Contract prior thereto nor on whether the Owner has otherwise defaulted under the Contract. Nor will Lender be liable for any amounts owing Contractor if Lender requests Contractor to stop work and vacate the Property pursuant to clause (ii) above. lender shall not be liable for any damages Contractor may be entitled to recover from Owner or for change orders made by Contractor and not approved by Lender pursuant to the Loan Agreement. "Lender" as used in this Paragraph includes Lender's successors or assigns, any receiver in possession of the Property, any purchaser upon foreclosure of Lender's security, or any corporation or other nominee formed by or on Lender's behalf (collectively "Lender's Successors"). This Paragraph 2 shall not affect the rights of Lender or Lender's Successors upon or following a foreclosure or transfer of title to the Property.

          3. If Owner defaults in making any payment or in performing any other obligation under the Contract, Contractor shall promptly give Lender written notice thereof, specifying the default and the steps necessary to cure same; and if Contractor learns of any default in payment due any subcontractor or other person supplying labor or materials for the project, Contractor shall similarly advise the Lender thereof. Contractor will not exercise any remedy available under the Contract, at law, or in equity arising from such default by Owner until Lender shall have had the same opportunity to cure such default to which Owner is entitled, if Lender so elects to cure such default, and such longer period of time as may be necessary to obtain possession of, or title to, the Property, provided that Lender shall have no obligation to cure any Owner default. In the event the Contract provides for a cure period of less than thirty (30) days in favor of Owner, Lender shall be entitled to cure such default for a period of at least thirty (30) days notwithstanding such provision. Any curative act done by Lender shall be as effective as if done by Owner.

          4. Contractor shall not perform work under any change order without first securing Lender's written consent to such change order unless: (a) the Owner has certified to

Contractor that Lender's consent is not required for such change order; and (b) the cost of or reduction resulting from any single change or modification does not exceed $_____________ and the aggregate amount of all such changes and modifications does not exceed $_____________. In any such case, Contractor shall promptly provide Lender or its construction consultant with a copy of such change order or other modification. lender's consent shall not constitute any assumption by Lender of any obligation under the Contract. In addition, Contractor will not amend, modify, or terminate (except as specified below) the Contract without the prior written consent of Lender, provided that contractor may terminate the Contract because of a default by Owner thereunder to the extent Contractor has such right in the Contract, provided Contractor has first complied with Section 3 above.

          5. Contractor hereby expressly subordinates all contractual, constitutional and statutory mechanics' and materialmen's liens to which Contractor may be or become entitled, to all liens and security interest securing the loan contemplated by the Loan Agreement and expressly waives any right to remove any removable improvements from the Property. Contractor shall require all subcontracts and purchase orders to contain a provision subordinating the subcontractors' and materialmen's liens to the liens and security interests securing the loan contemplated by the Loan Agreement and expressly waiving the right to remove removable improvements from the Property.

          6. As of the date hereof, Contractor has no counterclaim, right of set-off, defense or like right against Owner or Lender, and to the best of Contractor's knowledge and belief, the Owner is not in default under the terms of the Contract. Contractor is not in default under the terms of the Contract.

          7. Nothing herein shall be construed to confer any present benefits on Contractor or to create any contractual arrangement between Contractor and Lender or to impose upon Lender any duty to see to the application of the proceeds of the loan contemplated by the Loan Agreement or to give any notice of any type to Contractor. Contractor acknowledges that Lender is obligated under the Loan Agreement only to the Owner and to no other person or entity. Contractor is executing this Consent and Agreement to induce Lender to advance funds under the Loan Agreement, and Contractor understands that Lender would not do so but for contractor's execution and delivery of this Consent and Agreement.

          8. Contractor shall provide Lender promptly in each case with (a) any information Contractor may have regarding defects in workmanship or materials incorporated into or provided for the project which come to Contractor's attention, (b) Contractor's estimate(s) of the stage(s) of completion of the project, (c) any deviations or variations in construction of the project from the plans and specifications used by Contractor, (d) any information Contractor may have regarding any defaults by Owner, or any other contractor or subcontractor under any construction contracts, and (e) any claims of non-payment by any person furnishing labor or material in connection with construction of the project.

          9. This Agreement shall bind and benefit Contractor, Lender and their respective successors and assigns, including Lender's Successors, their successors and assigns.

          10. Any notice for purposes of this Agreement shall be given in writing or by telex or by facsimile (fax) transmission and shall be addressed or delivered to the respective addresses set forth below, or to such other address as may have been previously designated by the intended recipient by notice given in accordance with this Section. If sent by prepaid, registered or certified mail (return receipt requested), the notice shall be deemed effective when the receipt is signed or when the attempted initial delivery is refused or cannot be made because of a change of address of which the sending party has not been notified; if transmitted by telex, the notice shall be effective when transmitted (answerback) confirmed; and if transmitted by facsimile or personal delivery, the notice shall be effective when received. Until changed by notice given in accordance with this Section, the initial respective addresses for notices are the following:

          To Lender:





          To Contractor:




          11. The provisions of this Agreement cannot be waived, modified or amended unless such waiver, modification or amendment is in writing and is executed on behalf of each of Lender and Contractor.

          12. No work of any kind, including the destruction or removal of any existing improvements, site work, clearing, grubbing, draining or fencing of the Property, has been commenced or performed on the Property and no equipment or materials have been delivered to the Property for any purpose whatsoever.

          13. Neither the Contract, nor any memorandum or affidavit thereof, has been recorded by or on behalf of Contractor in the county where the Property is located or in any other county. No affidavit of commencement of construction of any improvements, performance of labor, furnishing of materials, or providing of specially fabricated materials in connection with the construction contemplated by the Contract has been executed or filed by Contractor in the county where the Property is located or in any other county. Contractor will, however, join in the execution of such an affidavit once such work has commenced in form and substance satisfactory to Lender.

          14. Contractor will address to Lender, naming Lender as an additional named party or beneficiary, all certificates, statements, or representatives regarding the completion of the project or any portion thereof.





                                             By:_______________________________
                                             Name:_____________________________
                                             Title:____________________________
                                                                 "CONTRACTOR"

                               E X H I B I T  H

                      Schedule of Values & Clarifications

                                Project: NMAC


       ------------------------------------------------------------------
                      DESCRIPTION                              TS BYRNE
       ------------------------------------------------------------------
       I.  SITE  & OFFICE BUILDING
       ------------------------------------------------------------------
       Earthwork                                           $     118,000
       ------------------------------------------------------------------
       Site Utilities                                            261,620
       ------------------------------------------------------------------
       Site Specialties                                           15,442
       ------------------------------------------------------------------
       Landscaping & Irrigation Allowance                        450,000
       ------------------------------------------------------------------
       Concrete Paving & Markings                             w/concrete
       ------------------------------------------------------------------
       Sidewalks                                              w/concrete
       ------------------------------------------------------------------
       Building Concrete/Foundation                            3,096,394
       ------------------------------------------------------------------
       Masonry                                                       NIC
       ------------------------------------------------------------------
       EIFS                                                       16,190
       ------------------------------------------------------------------
       Structural & Misc. Steel                                2,025,000
       ------------------------------------------------------------------
       Rough/Finish Carpentry/Millwork                            29,528
       ------------------------------------------------------------------
       Roofing                                                   272,951
       ------------------------------------------------------------------
       Water-proofing, damp-proofing, caulking                    46,510
       ------------------------------------------------------------------
       Fireproofing                                              216,929
       ------------------------------------------------------------------
       Doors, Frames & Hardware                                  237,423
       ------------------------------------------------------------------
       Windows/Glass/Glazing                                   1,180,450
       ------------------------------------------------------------------
       Drywall Partitions and Ceilings                         1,107,100
       ------------------------------------------------------------------
       Flooring - Tile, Marble, VCT, Carpet, etc.              1,001,644
       ------------------------------------------------------------------
       Painting                                                  350,200
       ------------------------------------------------------------------
       Miscellaneous Specialties and Accessories                  88,257
       ------------------------------------------------------------------
       Window Blinds Allowance                                   110,000
       ------------------------------------------------------------------
       Special Construction - Kitchen/Dining
       Allowance                                               1,350,000
       ------------------------------------------------------------------
       Walkway Allowance                                          60,000
       ------------------------------------------------------------------
       Elevators                                                 251,000
       ------------------------------------------------------------------
       Elevators - Cabs - Finish Allowance                        60,000
       ------------------------------------------------------------------
       HVAC & Plumbing                                         3,114,722
       ------------------------------------------------------------------
       Fire Protection                                           249,500
       ------------------------------------------------------------------
       Electrical                                              3,207,385
       ------------------------------------------------------------------
       Site Lighting                                        w/electrical
       ------------------------------------------------------------------
       Voice & Data Allowance                                  1,330,000
       ------------------------------------------------------------------
       Duel Feed Allowance                                       350,000
       ------------------------------------------------------------------
       Project Signage Allowance                                  50,000
       ------------------------------------------------------------------
       Flag Pole Allowance                                         5,600
       ------------------------------------------------------------------
       Miscellaneous                                             692,800
       ------------------------------------------------------------------
                      Subtotal Construction Costs          $  21,344,645
       ------------------------------------------------------------------
       General Conditions                                        809,420
       ------------------------------------------------------------------
       Builder's Risk & Liability Insurance                       99,143
       ------------------------------------------------------------------
       Other - Define                                                  0
       ------------------------------------------------------------------
       Permits                                                    60,901
       ------------------------------------------------------------------
       Contingency                                               500,000
       ------------------------------------------------------------------
       Contractor's Fee                                          722,108
       ------------------------------------------------------------------
       Payment and Performance Bond                              171,853
       ------------------------------------------------------------------
                 Subtotal Fees, Gen.Cndtns., Ins.
                  Bond, Etc.                               $   2,363,425
       ------------------------------------------------------------------
       Accepted Alternates:
       ------------------------------------------------------------------
       Two (2) Year Warranty                                      77,858
       ------------------------------------------------------------------
       20 Year Roof (Single Ply) Warranty                         19,432
       ------------------------------------------------------------------
                             Subtotal Alternates           $      97,290
       ------------------------------------------------------------------
                         HKS Fees & Reimbursables          $   1,520,657
       ------------------------------------------------------------------

       ------------------------------------------------------------------
                                    T  O  T  A  L          $  25,326,017
       ------------------------------------------------------------------

       ------------------------------------------------------------------
       Project Schedule - Total Calendar Days/Mo.            380/12.5
       ------------------------------------------------------------------
       Project Schedule - Includes Weather Days                   30
       ------------------------------------------------------------------

                                   EXHIBIT H


Thos. S. Byrne, Inc.

Nissan Motor Acceptance Corporation
Irving, Texas

Division 1 - General Requirements

     a) Excludes city utility impact fees and/or roadway impact fees. Permit and meter fees are included as an allowance in the amount of $60,901.
     b)  Addendums acknowledge include the following:
         .  Addendum #1 dated May 11, 2001
         .  Addendum #2 dated May 16, 2001
     c) Excludes laboratory testing including but not limited to soils, concrete, steel, compression and field control (provided by owner).

Division 2 - Sitework/Utilities

     a) Building pad construction for base bid is based on stripping the building pad area free of vegetation and excavating 24" in depth to prepare crawl space for suspended slab.
     b) Site and paving areas will be stripped of vegetation and cut/filled to drain and compacted to 95% density.
     c) Concrete paving is based on 5" concrete, 3000 psi, reinforced w/No. 3 rebar at 18 o.c. over 95% compacted subgrade, unstabilized. Fire lanes are based on 5" concrete, 3500 psi, reinforced w/No. 3 rebar at 18 o.c. over 95% compacted subgrade, unstabilized. Fire lane limits are drives east from Freeport Pkwy, north along the north/south drive, west along the north side of the training building and north to Regent Blvd.
     d)  Curb is based on a 6" concrete integral curb.
     e) Storm drainage is based on the parking area sloped to sheet drain to perimeter curb inlets with RCP pipe to direct water underground to existing city storm sewer system. Roof drains will run down the interior side of the panels and underground to a lateral storm drain system.
     f)  Site Utilities are based on the following:
         WATER
         -----
         .  8" Water Service 1300 lf
         .  8" Fire line to building 80 lf
         .  6" Fire hydrant lead 80 lf
         .  (1) 8" double detector check
         .  (4) ea. fire hydrants
         .  4" domestic water line 80 lf
         .  (1) 2" irrigation meter

         SANITARY SEWER
         --------------
         .  8" sanitary sewer service 330 1f
         .  Tie-in to existing manhole (up to 10' deep).
         .  (2) ea. Cleanouts
         .  (1) ea. Double cleanout

         STORM SEWER
         -----------
         .  48" RCP 90 1f
         .  42" RCP 130 1f
         .  30" RCP 384 1f
         .  24" RCP 732 1f
         .  18" RCP 710 1f
         .  (11) ea. 10' curb inlets
         .  (4) ea. 2' x 2' grate inlets
         .  15" HDPE pipe 150 1f.
         .  12" HDPE pipe 210 1f.
         .  10" HDPE pipe 275 1f.
         .  8" HDPE pipe 312 1f.
         .  6" HDPE pipe 350 1f.
         Utility inspection fees are included.
         City maintenance bond is included.
     g)  Earthwork is based on the following:
         .  a balance site.
         .  no import or select fill (base bid).
         .  excludes lime stabilization.
         .  2' crawl space.

Division 3 - Concrete:

     a) Base bid includes an elevated slab over structural steel and metal deck.
     b)  A 2" unreinforced mud slab is included for crawl space.
     c) Tiltwall panels are based on formed and poured on casting beds and not on the slab over metal deck.
     d) Tiltwall panels are based on being braced from the outside perimeter of building with a continuous grade beam to be abandoned in place.
     e)  3000 psi concrete for all foundation concrete and mud slab.
     f)  4000 psi for tiltwall panel construction.
     g)  3500 psi for fire lanes.
     h)  3000 psi for elevated slabs and paving.
     i)  3000 psi lightweight on first floor slab only.
     j) 4" concrete with 2" deck is assumed at the roof mechanical screen area as shown on the architectural site plan.

     k)  Drilled Piers are based on the following

           . (12) ea. 30" diameter piers 28' deep with 11' of rock penetration. . (136) ea. 30" diameter piers 28' deep with 5' of rock penetration. . (69) ea. 30" diameter piers 28' deep with 24' of rock penetration. . (66) ea. 18" diameter piers 28' deep with 4' of rock penetration.

     Drilled piers are based on an estimated depth of 28' with referenced penetration. Lesser/Greater depth of piers can be added/deducted per the following:

           .  18" Piers/lf.  Add $28.40  Deduct $6.00   Casing Add $17.00
                                 ------         -----
           .  30" Piers/lf.  Add $69.30  Deduct $13.00  Casing Add $22.00
                                 ------         ------

     Note: Casing of piers is included in the base bid. If lesser depth of piers is encountered credits for casing will be provided on a per pier basis by the drilling contractor.

Division 4 - Masonry (NIC)

Division 5 - Metals

     a)  Steel tonnage is based on 1112 tons.

Division 7 - Thermal and Moisture Protection

     a)  Paving control joints sealed with hot pour sealant.
     b)  Tiltwall panel joints are assumed to be caulked both sides.
     c)  Building slab joints are assumed not to be caulked.
     d)  Waterproofing is based on liquid membrane at mechanical rooms only.

Division 8 - Doors and Windows

     a)  Wood doors are assumed to be prefinished.
     b) Door frames at interior office and tenant office areas (excluding core, mechanical, electrical and maintenance rooms) are based on prefinished aluminum knockdown frames. Side lights are included only at offices, conference rooms and departmental suites.

Division 9 - Finishes

     a) Zolotone finishes are based on $50.00 per gallon with 1 base color and 3 suspended colors.
     b) Exterior tiltwall paint is based on one (1) color and a medium texture. Exterior paint is assumed to be an elastomeric with 1 prime coat and 1 finish coat.
     c) Typical ceiling heights are based on 10' a.f.f. and bathroom ceiling 8'6" a.f.f.
     d) Tackable substrate is based on 1/4" cork with field applied fabric wallcovering.

     e) The Armour Coat allowance includes all labor materials and equipment to perform the Armour Coat finishes.
     f) Finish systems for 4, 6, 9, 10, 18, 21, 23, 25, 26 and 27 are per the following:
          .    System #4 - wet walls and returns are tile, all other walls VWC.
          .    System #6 - ceramic tile on walls behind the serving counter, all others gyp board.
          .    System #7 - assumes 1 back wall with acoustical panels and 1 long wall of the private dining room with acoustical fabric panels.
               All others VWC.
          .    System #9 - assume 1 long wall as tackable and all others painted gyp.
          .    System #10 - All walls painted, aromourcoat deleted.
          .    System #18 - Assume acrovyn panels to 36" a.f.f. and paint above to ceiling. Bumper guard at top of base and at 36".
          .    System #21 - Assume 2 wet walls with acrovyn wainscot and paint above.
          .    System #23 & 27 - Tile on wet walls and return walls, all other walls VWC.
          .    System #25 & 26 - Assume 1 long wall mirrored and other walls painted.


Division 15 - Mechanical

     a)   Fire dampers are assumed at electrical rooms and floor penetrations.
     b) Includes a fire pump with automatic transfer switch for fire protection system.
     c)   Sprinkler heads do not include centering in ceiling tile.
     d)   Sprinkler pipe is based on screwed, schedule 10 pipe.

Division 16 - Electrical

     a) Computer center excludes any special power requirements and special requirements for PDU's.

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